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                                                                    EXHIBIT 10.1

                            ASSET PURCHASE AGREEMENT

                                 BY AND BETWEEN

                                ASK JEEVES, INC.

                                       AND

                                   KANISA INC.

                                   RELATING TO

                                JEEVES SOLUTIONS

                            DATED AS OF May 28, 2003
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                            ASSET PURCHASE AGREEMENT

      THIS ASSET PURCHASE AGREEMENT (this "AGREEMENT") is made and entered into this 28th day of May, 2003, by and between Ask Jeeves, Inc., a Delaware corporation ("SELLER"), and Kanisa Inc., a Delaware corporation ("BUYER").

                                    RECITALS

      WHEREAS, Jeeves Solutions ("SOLUTIONS") is a business unit of Seller and Seller is the sole owner of the assets of Solutions;

      WHEREAS, Solutions designs, creates, markets and sells self-service search solutions to corporate customers; and

      WHEREAS, Seller desires to sell, and Buyer desires to acquire, certain of the assets of Solutions and in connection therewith Buyer will assume certain of the liabilities of Solutions on the terms and subject to the conditions set forth in this Agreement.

      NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, the parties hereby agree as follows:

SECTION 1. SALE OF ASSETS AND ASSUMPTION OF LIABILITIES

      1.1 PURCHASE AND SALE OF ASSETS. Upon the terms and subject to the conditions of this Agreement and in reliance upon the representations, warranties and covenants of the parties, on the Closing Date (as defined in Section 3.1 hereof), Seller agrees to sell, convey, assign, transfer and deliver to Buyer, and Buyer agrees to purchase, acquire and accept from Seller, the Purchased Assets (as hereinafter defined). For purposes of this Agreement, "PURCHASED ASSETS" means all of Seller's right, title and interest in and to the assets, rights and properties used exclusively in the business of Solutions, other than the Excluded Assets (as defined in Section 1.2 hereof), it being understood that the Purchased Assets include, without limitation, the following:

            (a) CUSTOMER CONTRACTS. The contracts, purchase and sales orders and commitments, and other agreements, in each case with customers of Solutions, set forth on Schedule 1.1(a) hereto (the "CUSTOMER CONTRACTS"), provided that only Customer Contracts that are assigned to Buyer in accordance with the provisions of this Agreement shall constitute Purchased Assets;

            (b) OTHER CONTRACTS. The contracts other than Customer Contracts set forth on Schedule 1.1(b) hereto (collectively with the Customer Contracts, the "ASSUMED CONTRACTS");

            (c) EQUIPMENT AND PERSONAL PROPERTY. The equipment and tangible personal property set forth on Schedule 1.1(c);


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            (d) INTELLECTUAL PROPERTY. The software, whether in source code or object code format, patents, patent applications, inventions, copyrights and licenses set forth on Schedule 1.1(d) hereto (the "INTELLECTUAL PROPERTY");

            (e) RECORDS. Originals or copies of Seller's records relating exclusively to the Purchased Assets or the business of Solutions, including accounting records, sales data, customer lists, information relating to customers, supplier lists, mailing lists, brochures and advertising materials (the "RECORDS");

            (f) PREPAID EXPENSES. Seller's prepaid expenses and deposits set forth on Schedule 1.1(f) hereto;

            (g) OTHER ASSETS. The other assets set forth on Schedule 1.1(g) hereto.

      1.2 ASSETS NOT TRANSFERRED. Notwithstanding anything to the contrary in
Section 1.1, the following assets, rights and properties of Seller are specifically excluded from the Purchased Assets and shall be retained by Seller (the "EXCLUDED ASSETS"):

            (a) REFUND CLAIMS. Rights to or claims for losses, loss carryforwards, refunds of taxes and other governmental charges for periods ending on or prior to the Closing Date and the benefit of any tax credits of Seller;

            (b) CERTAIN THIRD PARTY CLAIMS. Rights of indemnification, contribution, reimbursement or other claims of Seller against third parties (including, without limitation, insurance carriers and parties to any of the Assumed Contracts) in respect of liabilities or obligations retained by Seller;

            (c) PERMITS; CORPORATE ASSETS. The non-material Permits relating to the Business or the Purchased Assets and assets relating to Seller's corporate functions (including, but not limited to, the corporate charter, taxpayer and other identification numbers, income tax records, seals, minute books and stock transfer books);

            (d) CASH AND CASH EQUIVALENTS. Cash and cash equivalents (such as demand or time deposit accounts, certificates of deposit and U.S. government obligations);

            (e) TRADE NAME. All right, title or interest in, to and under the names "ask.com," "Ask Jeeves," "Jeeves Solutions," "jeevessolutions.com," "JeevesOne" and "Jeeves" or any derivation of any of the foregoing;

            (f) ACCOUNTS RECEIVABLE. The accounts receivable of Solutions, in the ordinary course of business consistent with past practice, as of the Closing; and

            (g) OTHER EXCLUDED ASSETS. The assets set forth on Schedule 1.2(g).

      1.3 ASSUMPTION OF LIABILITIES.

            (a) ASSUMED LIABILITIES. Upon the terms and subject to the conditions of this Agreement, as of the Closing Date Buyer shall assume only the Assumed Liabilities.

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      For purposes of this Agreement, "ASSUMED LIABILITIES" means liabilities, claims, debts and obligations arising after the Closing Date under the Assumed Contracts that constitute Purchased Assets.

            (b) EXCLUDED LIABILITIES. Seller acknowledges that Buyer is not purchasing, assuming or becoming responsible for any direct or indirect, liability, indebtedness, obligation, commitment, expense, claim, deficiency, guaranty or endorsement of any type whatsoever, whether accrued or unaccrued, absolute or contingent, matured or unmatured, liquidated or unliquidated, known or unknown, asserted or unasserted, due or to become due, (including, without limitation, liabilities for Taxes or liabilities under any benefit arrangement, multiemployer plan, pension plan or welfare plan) (i) of Seller or Solutions, (ii) relating to the business of Solutions or the Purchased Assets (including the Assumed Contracts) arising from any event prior to or in connection with the Closing or (iii) for purposes of clarity, the obligations of Seller to sell, distribute and support the "Answers" solution to Ask Jeeves Japan and the obligations of Ask Jeeves Japan to sell, distribute and support the "Answers" solution (collectively, the "EXCLUDED LIABILITIES"), in each case other than the Assumed Liabilities. The term "Excluded Liabilities" also shall exclude, except as provided in Section 12 with respect to Transfer Taxes and apportioned Taxes, any liability or obligation for Taxes of Seller or any of its subsidiaries or any other member of any consolidated, affiliated, combined or unitary group of which Seller or any of its subsidiaries is or has been a member, arising on or prior to the Closing Date.

SECTION 2. PURCHASE PRICE

      2.1 PURCHASE PRICE AND ALLOCATION. The purchase price (the "PURCHASE PRICE") to be paid by Buyer to Seller for the Purchased Assets shall be $4.25 million less the Purchase Price Adjustment (calculated in accordance with Section 2.4) payable in accordance with Sections 2.2 and 2.3. The Purchase Price shall be allocated among the Purchased Assets as set forth on Schedule 2.1 (the "ALLOCATION"). Seller and Buyer agree (a) to be bound by the Allocation and (b) to act in accordance with the Allocation in any Tax audit or similar proceedings and in any Tax returns or similar filings. In the event that any Tax authority disputes the Allocation, Seller or Buyer, as the case may be, shall promptly notify the other party of the nature of such dispute.

      2.2 PAYMENT AT CLOSING. On the Closing Date, Buyer shall pay to Seller by wire transfer in accordance with the wire transfer instructions to be provided to Buyer by Seller, an amount equal to $3.5 million.

      2.3 NOTE. On the Closing Date, Buyer shall issue to Seller the Note (as hereinafter defined) in the amount of $750,000 less the Purchase Price Adjustment, which will become due on the one-year anniversary of the Closing Date upon the terms and subject to the conditions set forth in the Note. The principal amount of the Note shall be available on a non-exclusive basis to compensate Buyer for Losses (as hereinafter defined) incurred or sustained by Buyer as a result of (a) any Excluded Liability, (b) any inaccuracy or breach of any representation, warranty, covenant or Agreement of Seller contained herein or in any Ancillary Agreement (as hereinafter defined) or (c) the conduct of the business of Solutions prior to the Closing Date subject to and in accordance with the provisions and limitations set forth in Section 13. Buyer

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shall use its commercially reasonable efforts to provide Seller with a security interest in the Purchased Assets as security for the payment in full of the principal amount of the Note.

      2.4 PURCHASE PRICE ADJUSTMENT. At or prior to the Closing, Seller shall deliver to Buyer an executed assignment and consent in the form attached hereto as Exhibit A or otherwise acceptable in form and substance to Buyer (each, a "CUSTOMER CONSENT") from each of the customers set forth on Schedule 1.1(a). In the event that one or more of the customer consents is not delivered to Buyer at or prior to the Closing, there shall be calculated the "PURCHASE PRICE ADJUSTMENT" equal to the product of (a) the quotient of (1) the sum of the "POINTS" set forth opposite the name of each customer set forth on Schedule 1.1(a) for which a customer consent is not delivered to Buyer prior to the Closing divided by (2) 100 multiplied by (b) $1,875,000. The principal amount of the Note shall be reduced, subject to readjustment as set forth below, such that it shall be reduced by the Purchase Price Adjustment. In the event that a Customer Consent not delivered to Buyer at or prior to the Closing is delivered to Buyer by Seller within six months after the Closing Date, the principal amount of the Note shall be increased by an amount in cash equal to the product of (x) the number of Points set forth opposite the name of the respective customer on Schedule 1.1(a) multiplied by (y) $18,750, provided that such customer has not terminated or failed to renew, and is not in breach of the terms of, its respective contract, unless consented to in writing by Buyer. In the event that a Customer Consent not delivered to Buyer on or prior to the six month anniversary of the Closing is delivered to Buyer by Seller within one year after the Closing Date, the principal amount of the Note shall be increased by an amount in cash equal to the product of (x) the number of Points set forth on
Schedule 1.1(a) multiplied by (y) $14,063, provided that such customer has not terminated or failed to renew, and is not in breach of the terms of, its respective contract, unless consented to in writing by Buyer. Buyer shall not be obligated to make any payments to Seller with respect to, and the principal amount of the Note shall not be increased in connection with, Customer Consents delivered after the one-year anniversary of the Closing Date.

SECTION 3. CLOSING

      3.1 CLOSING. The closing (the "CLOSING") of the transactions contemplated by this Agreement shall be held at 8:00 a.m. on the second business day following satisfaction of all of the conditions set forth in Section 9 (the "CLOSING DATE"), in the offices of O'Melveny & Myers LLP, 990 Marsh Road, Menlo Park, California 94025, or at such other time and place as the parties may mutually agree.

      3.2 DELIVERIES OF SELLER. Subject to the other terms and conditions of this Agreement, at or prior to the Closing, Seller shall deliver to Buyer:

            (a) a bill of sale and assignment and assumption agreement relating to the sale of the Purchased Assets and assignment and assumption of the Assumed Liabilities, substantially in the form of Exhibit B hereto (the "BILL OF SALE AND ASSUMPTION AGREEMENT") duly executed on behalf of Seller;

            (b) a License Agreement, dated as of the date of this Agreement, in the form attached hereto as Exhibit C (the "LICENSE AGREEMENT") duly executed on behalf of Seller (which shall be delivered on the date of this Agreement);



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            (c) a Marketing Agreement, dated as of the date of this Agreement, in the form attached hereto as Exhibit D (the "MARKETING AGREEMENT") duly executed on behalf of Seller (which shall be delivered on the date of this Agreement);

            (d) a Sublease Agreement, dated as of the Closing Date, in a form reasonably satisfactory to each of Buyer and Seller (the "SUBLEASE") duly executed on behalf of Seller, LMF Cochituate Corp. and CommercialWare, Inc.;

            (e) with respect to each Customer Contract with the customers set forth on Schedule 1.1(a), either (i) a Customer Consent duly executed on behalf of Seller and such customer or (ii) a "back-to-back" agreement, dated as of the Closing Date, in the form attached hereto as Exhibit E (each, a "BACK-TO-BACK AGREEMENT") with respect to such customer duly executed on behalf of Seller;

            (f) without duplication of Section 3.2(e) above, an assignment and consent acceptable in form and substance to Buyer with respect to each of the contracts, consents and approvals set forth in Schedule 3.2(f) (in the case of such contracts, where consent to assignment is required by any contract) and a copy of any notice required by any such contract in connection with the transactions contemplated by this Agreement; provided, however, that in lieu of an assignment and consent with respect to any license set forth in Schedule 3.2(f), Seller may pay to Buyer an amount in cash required for Buyer to obtain an equivalent license (it being understood that Buyer shall be responsible to pay a pro rata portion of the related license fee (other than fees required to be paid under the equivalent license that would not have been required to be paid under the original license, such as an initiation fee) in the event that the term of such license extends beyond the term of the equivalent license held by Seller); and

            (g) an officers' certificate pursuant to Section 9.2(a) duly executed on behalf of Seller.

      3.3 DELIVERIES OF BUYER. Subject to the terms and conditions of this Agreement, at or prior to the Closing, Buyer shall deliver to Seller:

            (a) a counterpart signature page to the Bill of Sale and Assumption Agreement;

            (b) a counterpart signature page to the License Agreement (which shall be delivered on the date of this Agreement);

            (c) a counterpart signature page to the Marketing Agreement (which shall be delivered on the date of this Agreement);

            (d) a counterpart signature page to the Sublease;

            (e) a counterpart signature page to each Back-to-Back Agreement;

            (f) a one-year, non-interest bearing promissory note, dated as of the Closing Date, in the form attached hereto as Exhibit F (the "NOTE" and, collectively with the Bill

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      of Sale and Assumption Agreement, the License Agreement, the Marketing
      Agreement, the Sublease, the Customer Consents and the Back-to-Back Agreements, the "ANCILLARY AGREEMENTS")) duly executed on behalf of Buyer;

            (g) a duly executed officers' certificate pursuant to Section 9.3(a); and

            (h) a wire transfer in an amount equal to $3.5 million.

SECTION 4. REPRESENTATIONS AND WARRANTIES OF SELLER

      Seller hereby represents and warrants to Buyer as follows:

      4.1 ORGANIZATION AND STANDING. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller has all necessary corporate power and corporate authority to execute and deliver this Agreement and to perform its obligations hereunder. Seller has all requisite corporate power and corporate authority to carry on the business of Solutions as it is now being conducted. Seller is duly qualified or licensed to do business as a foreign corporation in good standing in all jurisdictions where Solutions conducts business, except where the failure to be so qualified or licensed does not have a material adverse effect on the Purchased Assets or the business of Solutions.

      4.2 CONSENTS AND AUTHORIZATION. Schedule 4.2 contains a complete and accurate list of all consents or approvals of third parties that are (a) material to the Purchased Assets or the business of Solutions and (b) necessary for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Seller. All requisite corporate action necessary to authorize the execution, delivery and performance by Seller of this Agreement and each of the Ancillary Agreements has been taken. This Agreement and the Ancillary Agreements constitute valid and binding obligations of Seller, enforceable against Seller in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, arrangement or other similar laws or equitable principles relating to or limiting creditors' rights generally.

      4.3 TITLE TO PURCHASED ASSETS. Seller has good and marketable title or other right to use to all of the Purchased Assets. Seller holds all of the foregoing free and clear of all mortgages, pledges, charges, liens, claims and encumbrances of any kind, nature or description, except for (i) liens for taxes, assessments or other statutory or governmental charges not yet due or being contested in good faith by appropriate proceedings or (ii) other encumbrances which, individually or in the aggregate, do not impair or interfere with the conduct of the business of Solutions in any material respect.

      4.4 NO BREACH. The execution and delivery of this Agreement by Seller do not and the consummation of the transactions contemplated hereby by Seller will not (a) violate any provision of Seller's Certificate of Incorporation or Bylaws, (b) result in a breach (or any event which, with notice or lapse of time or both, would constitute a breach) of any term or provision of, or constitute a default under, any agreement or arrangement to which Seller is a party or by which the Purchased Assets are bound, (c) result in the creation of any lien, charge or encumbrance on the Purchased Assets or (d) violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority to which Seller is bound or

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affected, in the case of clauses (b), (c) and (d) that would have a material adverse effect on the Purchased Assets or the business of Solutions or the ability of Seller to complete the transactions contemplated by this Agreement and the Ancillary Agreements.

      4.5 LITIGATION AND CLAIMS. Except as set forth on Schedule 4.5, there is no action, suit, claim, proceeding or investigation (collectively, "ACTION") pending or, to the Seller's knowledge, threatened against Seller before or by any federal, state, municipal or other governmental court, agency or instrumentality against, relating to or affecting the business of Solutions or the Purchased Assets or seeking to prevent Seller's performance of this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby. There are currently no outstanding judgments, decrees or orders of any court or any governmental or administrative agency against or affecting the business of Solutions or any of the Purchased Assets. Schedule 4.5 contains a complete and accurate list of all Actions to which Seller has been a party during the two years prior to the date hereof material to the business of Solutions or any of the Purchased Assets, or any such Action that was settled during the two years prior to the date hereof prior to the institution of formal proceedings.

      4.6 FINANCIAL STATEMENTS. Seller has delivered to Buyer copies of its audited financial statements as at and for the year ended December 31, 2002 and its unaudited financial statements as at and for the three-month period ended March 31, 2003 (the "FINANCIAL STATEMENTS"). The Financial Statements are, in all material respects, true and complete and in accordance with Seller's books and records, have been prepared in accordance with generally accepted accounting principles in the United States consistently applied ("GAAP") and fully and fairly present in all material respects the results of the business of Seller for the periods indicated. Seller maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed with management's authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets and (iii) access to assets is permitted only in accordance with management's authorization. Seller has not engaged in any transaction, maintained any bank account or used any corporate funds in connection with the Purchased Assets or the business of Solutions, except for transactions, bank accounts or funds which (x) have been and are reflected in Seller's normally maintained financial and accounting books and records or (y) are not material to the Purchased Assets or the business of Solutions. The financial information related to the business of Solutions set forth on Schedule 4.6 was prepared in good faith and in a manner consistent with the information included in the Financial Statements.

      4.7 INTELLECTUAL PROPERTY.

            (a) Schedule 1.1(d) lists (i) all patents, patent applications and registered domain names included in the Intellectual Property that are used by Seller exclusively in connection with the conduct of the business of Solutions as currently conducted; (ii) all licenses (both in-bound and out-bound) as to which Seller is a party and pursuant to which any Person is authorized to use any Intellectual Property; and (iii) all licenses as to which Seller is a party and pursuant to which Seller is authorized to use any third party patents which are incorporated into any Solutions product, except for licenses that are available to, and used by, businesses generally.



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            (b) Seller possesses all non-patent rights, and, to the knowledge of
      Seller, all patent rights, necessary to use the Intellectual Property in the business of Solutions as currently conducted.

            (c) To the knowledge of Seller, there is no unauthorized use, disclosure, infringement or misappropriation of any Intellectual Property by any third party.

            (d) To the knowledge of Seller, Seller is not in breach of any inbound license agreement relating to the Intellectual Property.

            (e) Seller has not been sued in any action, suit or proceeding or received any written notice with respect to any Intellectual Property.

            (f) Seller has not brought any action, suit or proceeding for infringement of Intellectual Property or breach of any license or agreement involving Intellectual Property against any third party.

            (g) Seller has secured valid written assignments from any and all employees, contractors and consultants who contributed to the creation or development of Intellectual Property of the rights to such contributions that Seller does not already own by operation of law.

            (h) Seller has taken all reasonably necessary steps to protect and preserve the confidentiality of all Intellectual Property not otherwise protected by patents, patent applications or copyright.

            (i) To Seller's knowledge only with respect to patent rights and without any qualification as to knowledge with respect to non-patent rights, neither the Intellectual Property nor any portion thereof infringes or violates any intellectual property rights of any third party.

      4.8 CONTRACTS. Schedule 4.8 lists each contract to which Seller is a party that (a) is material to the Purchased Assets or the business of Solutions and
(b) relates exclusively to the business of Solutions as currently conducted or any of the Purchased Assets. True, correct and complete copies of the contracts appearing on Schedule 4.8, including all amendments, supplements and side letters, if any, have been delivered to Buyer. Except for liabilities, commitments and obligations expressly set forth in the contracts listed in
Schedule 4.8, Seller has no liabilities, commitments or obligations that are material to the Purchased Assets or the business of Solutions, whether pursuant to written or verbal contract or otherwise, to any customer. Seller has duly performed all of its material obligations under each such contract to the extent that such obligations to perform have accrued. To Seller's knowledge, each other party has performed all of its material obligations under each such contract to the extent that such obligations to perform have accrued. No breach or default, alleged material breach or default, or event which would (with or without the passage of time, notice or both) constitute a material breach or default under any such contract by Seller (or, to the knowledge of Seller, any other party or obligor with respect thereto), has occurred, and no written notice of any claim of breach or default has been given to Seller. All of such contracts are valid and binding obligations of Seller and enforceable against Seller and, to Seller's knowledge, the other parties thereto in

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accordance with their terms with no existing or, to Seller's knowledge, threatened default by Seller or, to Seller's knowledge, any other party thereto.

      4.9 EMPLOYEES. No employees of Solutions are represented by a union or other labor organization. Seller is not a party to or bound by any collective bargaining agreement. There has been no labor strike, dispute, slowdown, stoppage or other material labor difficulty during the last three years pending or threatened against or affecting Seller with respect to Solutions. There is no pending or, to Seller's knowledge, threatened charge, complaint, or petition by, against or involving Solutions before the National Labor Relations Board, the Equal Employment Opportunity Commission, the Occupational Health and Safety Administration or any other federal, state or local labor authority.

      4.10 GOVERNMENTAL ORDERS AND PERMITS. Seller is not subject to any judicial, governmental or administrative order, judgment or decree with regard to Solutions or any of the Purchased Assets. There are no material governmental licenses, permits, approvals, authorizations, exemptions, classifications or certificates (collectively, "PERMITS") necessary for the conduct of the business of Solutions.

      4.11 TAXES. None of the Purchased Assets is subject to any liens for Taxes (other than for Taxes not yet due and payable). In the hands of Seller, none of the Purchased Assets (i) is property that is required to be treated as being owned by any other Person pursuant to the provisions of former Section 168(f)(8) of the Internal Revenue Code of 1986 (the "CODE"); (ii) is "tax-exempt use property" within the meaning of Section 168(h) of the Code; or (iii) directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code which debt Purchaser is assuming. For purposes of this Agreement, "TAXES" means all federal, state, local and foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

      4.12 RELATIONSHIPS. Schedule 4.12 sets forth all transactions since January 1, 2002 that are (a) material to the Purchased Assets or the business of Solutions and (b) between Solutions and (i) other divisions or subsidiaries of Seller; (ii) any third parties which were not on an arms-length basis; and (iii) any directors or officers or employees of Seller or Solutions (each, a "RELATED PARTY"), excluding for these purposes normal salary, wages, bonuses and other compensation benefits payable to Solutions' employees.

      4.13 INSURANCE. Schedule 4.13 is a true and correct list of all the policies of insurance presently in force covering the business of Solutions and the Purchased Assets. Seller is not in material default under any of such policies.

      4.14 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in Schedule 4.14, since March 31, 2003 there has not been any:



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            (a) failure to operate the business in the ordinary course consistent with past practice;

            (b) except in the ordinary course of business consistent with past practice, material sale, assignment, license, transfer or encumbrance of any of the Purchased Assets, tangible or intangible, singly or in the aggregate;

            (c) new contracts relating to the business of Solutions or the Purchased Assets, or extensions, modifications, terminations or renewals thereof, except where entered into, modified or terminated in the ordinary course of business consistent with past practice;

            (d) except in the ordinary course of business consistent with past practice, disposition or lapsing of any of any proprietary rights in the Intellectual Property constituting Purchased Assets, in whole or in part;

            (e) to Seller's knowledge, disclosure by Seller or any employee of Seller of any trade secret (including, without limitation, process and know-how) relating exclusively to the business of Solutions to any Person not an employee or not otherwise subject to a non-disclosure agreement or fiduciary obligation of confidentiality;

            (f) material change in accounting methods or practices by Seller relating to the business of Solutions or the Purchased Assets;

            (g) material revaluation by Seller of any of the Purchased Assets or any portion thereof, including writing off or establishing reserves with respect to inventory, notes or accounts receivable;

            (h) physical damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the Purchased Assets or the business of Solutions;

            (i) capital expenditure or execution of any lease or any incurring of liability therefor by Seller relating to the business of Solutions or the Purchased Assets, involving payments or obligations in excess of $100,000 in the aggregate;

            (j) failure to pay when due any obligation of Seller relating to the business of Solutions or the Purchased Assets, other than obligations that are not material to the business of Solutions or the Purchased Assets;

            (k) cancellation of any indebtedness or waiver of any rights of substantial value relating to the Purchased Assets or the business of Solutions by Seller, except (i) in the ordinary course of business consistent with past practice (ii) indebtedness or rights that are not material to the business of Solutions or the Purchased Assets;

            (l) indebtedness incurred by Seller for borrowed money, or any commitment to borrow money entered into by Seller, in connection with the business of Solutions or

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
      relating to the Purchased Assets, except for indebtedness that is not material to the business of Solutions or the Purchased Assets;

            (m) payment, discharge or satisfaction of any liabilities of Seller relating to the business of Solutions or the Purchased Assets other than the payment, discharge or satisfaction of liabilities as they come due or otherwise in the ordinary course of business consistent with past practice of liabilities; or

            (n) agreement by Seller directly or indirectly to do any of the foregoing.

      4.15 EMPLOYEES' PROPRIETARY RIGHTS. To Seller's knowledge, none of the Employees (as hereinafter defined) is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's efforts to promote the interests of Solutions or that would conflict with the business of Solutions. Neither the execution nor delivery of this Agreement nor the carrying on the business of Solutions will, to Seller's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated.

      4.16 COMPLIANCE WITH LAW. Seller has conducted the business of Solutions in compliance in all material respects with all applicable laws, statutes, ordinances, regulations, rules, notice requirements, court decisions, agency guidelines, principles of law and orders of any foreign, federal, state or local government and any other governmental department or agency (collectively, "REGULATIONS"). Seller has not received any notice to the effect that, or has otherwise been advised that, Seller or any predecessor is not in compliance with any such Regulations, and Seller has no reason to anticipate that any existing circumstances are likely to result in a violation of any of the foregoing.

      4.17 ASSETS NECESSARY TO CONDUCT THE BUSINESS. Except for the Excluded Assets, the excluded third party intellectual property set forth on Schedule
4.17 and Seller Licensed Assets (as defined in the License Agreement), the Intellectual Property constituting Purchased Assets and the books and records of Seller relating to the customers who execute Customer Consents (the "CUSTOMER INFORMATION") constitute all of the intellectual property rights and Customer Information of Seller necessary for the conduct of the business of Solutions.

      4.18 NO OTHER AGREEMENTS TO SELL THE PURCHASED ASSETS. Seller has no legal obligation, absolute or contingent, to any other person or entity, whether an individual, trustee, corporation, limited liability company, general partnership, limited partnership, trust, unincorporated organization, business association, firm, joint venture, governmental agency or authority or any similar entity (collectively, "PERSON") to sell the Purchased Assets or any portion thereof or to sell any portion of the business of Solutions or to effect any merger, consolidation or other reorganization relating to the Purchased Assets or the business of Solutions or to enter into any agreement with respect thereto, except pursuant to this Agreement.

      4.19 FOREIGN CORRUPT PRACTICES ACT. Neither Seller nor any predecessor, nor to Seller's knowledge, any agent, employee or other Person associated with or acting on behalf of

Seller or any predecessor has, directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds, violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or made any unlawful bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF BUYER

      Buyer hereby represents and warrants to Seller as follows:

      5.1 ORGANIZATION, STANDING AND AUTHORITY. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has all necessary corporate power and corporate authority to enter into this Agreement and to perform its obligations hereunder.

      5.2 CONSENTS AND AUTHORIZATION. All consents or approvals of third parties necessary for the execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby by Buyer have been obtained. All requisite corporate action necessary to authorize the execution, delivery and performance by Buyer of this Agreement and each of the Ancillary Agreements has been taken. This Agreement and the Ancillary Agreements constitute valid and binding obligations of Buyer, enforceable against Buyer in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, arrangement or other similar laws or equitable principles relating to or limiting creditors' rights generally.

      5.3 LITIGATION AND CLAIMS. There is no action, suit, claim, proceeding or investigation pending, or to the knowledge of Buyer, threatened, against Buyer or before or by any Federal, state, municipal or other governmental court, agency or instrumentality which seeks to prevent Buyer's performance of this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby.

      5.4 NO BREACH. The execution and delivery of this Agreement by Buyer do not and the consummation of the transactions contemplated hereby by Buyer will not (a) violate any provision of Buyer's Certificate of Incorporation or Bylaws,
(b) result in the breach (or an event which, with notice or lapse of time or both, would constitute a breach) of any term or provision of, or constitute a default under any indenture, mortgage, deed of trust or other agreement or arrangement to which Buyer is a party or by which it is bound, or (c) violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority to which Buyer is bound or affected, in the case of clauses (b) and (c) that would have a material adverse effect on the ability of Buyer to complete the transactions contemplated by this Agreement and the Ancillary Agreements.

      5.5 FINANCIAL CAPACITY. Buyer has and, on the Closing Date and the maturity date of the Note, will have sufficient funds to pay the Purchase Price.

      5.6 FINANCIAL STATEMENTS. Buyer's unaudited financial information delivered to Seller was prepared in good faith, was prepared in accordance with Buyer's standard practice, is in accordance with Buyer's books and records in all material respects, and accurately and fairly represent the financial condition of Buyer and Buyer's results of operations for the dates and periods presented therein in all material respects, provided that such financial information does not include footnotes and is subject to normal year-end adjustments.

SECTION 6. TERMINATION OF OBLIGATIONS; SURVIVAL

      6.1 TERMINATION OF AGREEMENT.

      Anything herein to the contrary notwithstanding, this Agreement and the transactions contemplated by this Agreement shall terminate at the election of Buyer or Seller at any time prior to Closing and after the close of business on the two-month anniversary of the date of this Agreement (provided that this provision shall not be available (i) to Buyer if Seller has the right to terminate this Agreement pursuant to Section 6.1(c) or (ii) to Seller if Buyer has the right to terminate this Agreement pursuant to Section 6.1(b)), unless extended by mutual consent in writing of Buyer and Seller and may otherwise be terminated at any time before the Closing as follows and in no other manner:

            (a) Mutual Consent. By mutual consent in writing of Buyer and Seller.

            (b) Conditions to Buyer's Performance Not Met. By Buyer upon written notice to Seller if any event occurs which would render impossible the satisfaction of one or more conditions to the obligations of Buyer to consummate the transactions contemplated by this Agreement.

            (c) Conditions to Seller's Performance Not Met. By Seller upon written notice to Buyer if any event occurs which would render impossible the satisfaction of one or more conditions to the obligation of Seller to consummate the transactions contemplated by this Agreement.

            (d) Breach. By Buyer or Seller if there has been a material misrepresentation or material breach on the part of the other party in its representations, warranties or covenants set forth herein (in each case, without regard to any qualification as to materiality); provided, however, that if such breach or misrepresentation is susceptible to cure, Seller or Buyer, as the case may be, shall have 10 business days after receipt of notice from the other party of its intention to terminate this Agreement if such misrepresentation or breach continues in which to cure such breach or misrepresentation before the other party may so terminate this Agreement.

            (e) By Buyer if Seller fails to deliver to Buyer, on or prior to the 45th day after the date of this Agreement, the Required Consents. The Customer Consents described in Schedule 6.1(e) are referred to as the "REQUIRED CONSENTS."

      6.2 EFFECT OF TERMINATION.

      In the event that this Agreement shall be terminated pursuant to this
Section 6, all further obligations of the parties under this Agreement shall terminate without further liability of any party to another; provided that the obligations of the parties contained in Section 15.12 regarding the payment of expenses shall survive any such termination.

6.3 SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

      The representations and warranties made by Seller and Buyer herein shall survive the Closing Date for a period of twelve (12) months (the "SURVIVAL PERIOD"), except that the representations and warranties set forth in Section
4.11 shall survive the Closing until sixty (60) days beyond the expiration of the applicable statutes of limitations.

SECTION 7. COVENANTS OF SELLER

      7.1 OPERATION IN ORDINARY COURSE. Between the date of this Agreement and the Closing Date, Seller shall:

            (a) operate Solutions in the ordinary and normal course and consistent with past practice, taking into account the disclosure set forth in Schedule 4.14(a).

            (b) promptly notify Buyer of any change in the ordinary and normal conduct of Solutions or any occurrence which does or is reasonably likely to cause any of the representations or warranties made by Seller herein to be incomplete or incorrect in any material respect or any of the covenants or agreements made by, or other obligations of Seller contained herein, to be breached in any material respect.

      7.2 PUBLICITY. Prior to the date hereof, Buyer and Seller have agreed to the forms of press release to be issued by each party in connection with the execution of this Agreement (the "APPROVED RELEASES"). Between the date of this Agreement and the Closing Date, Seller shall not refer to Buyer's business in any public filing or statement in any way inconsistent with the Approved Releases.

      7.3 USE OF TRADE NAMES. From and after the Closing, during the Non-Competition Period, Seller shall not use the names "Jeeves Solutions" or "jeevessolutions.com" in Seller's business for any commercial purpose.

      7.4 INSURANCE. Seller shall maintain commercially reasonable levels of insurance coverage in full force and effect through the Closing Date.

      7.5 HOSTING. Seller shall provide Operational Support in the form of hosting services (the "HOSTING SERVICES") to the fifteen (15) customers listed on Schedule 7.5 for the period of time (the "HOSTING PERIOD") specified in each such customer's current Service Level Agreement with Seller as of the Closing Date or, with respect to customers for which there is no Service Level Agreement, as specified in Schedule 7.5. "OPERATIONAL SUPPORT" as used in this
Section 7.5 shall include facility, bandwidth, hardware maintenance, monitoring and equipment. The Hosting Services shall be provided pursuant to the existing Service Level Agreement that each such customer has with Seller or, with respect to customers for which there is no Service Level Agreement, in accordance with the Service Level Agreement included in Schedule 7.5. Buyer shall pay Seller a hosting fee (the "HOSTING FEE") in the aggregate amount of $18,804 per month for the 15 customers, which Hosting Fee shall be paid monthly in arrears and reduced by any downtime credits. The Hosting Fee shall be reduced on a pro rata basis in the event that, prior to the end of the applicable Hosting Period for a hosted customer, Buyer from time to time informs Seller in writing that such Hosting Services are no longer required with respect to that customer.

      7.6 INVOICING. Schedule 7.6 sets forth a list of certain Customer Contracts, together with (a) payment terms, (b) current invoicing status, (c) a division of responsibility for invoicing and (d) the agreement of the parties with respect to future payments to be received thereunder. Each of Buyer and Seller agree to be bound by the payment allocation and other provisions set forth in Schedule 7.6. In the event that any party receives a payment that the other party is entitled to receive pursuant to the allocation set forth in
Schedule 7.6, the party receiving the payment shall promptly (i) provide written notice thereof to the other party and (ii) make a cash payment to the other party equal to the amount of any such payment received, provided that Seller shall not be required to make any such payments to Buyer prior to the Closing Date. The parties agree to use their commercially reasonable efforts to cooperate with each other in connection with the collection of all invoiced amounts under the Customer Contracts.

      7.7 NON-DISCLOSURE AGREEMENTS. At Buyer's request and expense, Seller agrees to cooperate with Buyer to enforce all of Seller's rights under any such non-disclosure or confidentiality agreement against any third party that Buyer reasonably believes to have breached any material term thereof.

SECTION 8. COVENANTS OF BUYER

      8.1 BOOKS AND RECORDS; PERSONNEL. For a period of four years from the Closing Date:

            (a) Buyer shall not dispose of or destroy any of the material business records and files of Solutions transferred to Buyer pursuant to the transactions contemplated by this Agreement without first offering to turn over possession thereof to Seller by notice to Seller at least 30 days prior to the proposed date of such disposition or destruction.

            (b) Buyer shall allow Seller and its agents access to all business records and files of Solutions transferred to Buyer pursuant to the transactions contemplated by this Agreement, during normal working hours at Buyer's principal place of business or at any location where such records are stored, and Seller shall have the right, at its own expense, to make copies of any such records and files, in each case as may be reasonably necessary for Seller, including in connection with litigation or arbitration, tax audits or returns or governmental investigations relating to the business of Solutions, the Purchased Assets and/or the Assumed Liabilities. Any such access or copying shall be had or done only upon advance written notice from Seller to Buyer and in such a manner so as not to interfere with the normal conduct of Buyer's business. Notwithstanding any other provision of this Section 8.1, Buyer shall have no obligation under this Section 8.1 to furnish or make available records or information to any third party that could reasonably be deemed at such time to be a competitor of Buyer.

      8.2 PUBLICITY. Prior to the date hereof, Buyer and Seller have agreed to the Approved Releases. Between the date of this Agreement and the Closing Date, Buyer shall discuss and coordinate with Seller in connection with any public filing or announcement concerning the transactions contemplated hereby. Unless otherwise required by law, Buyer shall not make any public filing, announcement or statement concerning the transactions contemplated hereby without the prior written consent of Seller, which consent shall not be unreasonably withheld or delayed.

      8.3 EMPLOYEES/EMPLOYEE BENEFITS.

            (a) EMPLOYMENT OFFERS. Buyer agrees to make an offer of at will employment to each employee of Seller set forth on Schedule 8.3(a) (the "EMPLOYEES"), which offers shall be at not less than market rates (it being understood that market rates shall be determined with respect to Buyer and comparable companies to Buyer). Buyer shall use its commercially reasonable best efforts to hire each such Employee consistent with the historical hiring practices of Buyer (it being understood that Buyer shall not be obligated to offer or pay any "signing" or similar bonus to any such Employee to the extent such bonuses are inconsistent with Buyer's practices). The employment of all Employees that have accepted offers of employment with Buyer shall be terminated immediately prior to the Closing. Nothing contained in this Agreement shall confer upon any Employee any right with respect to employment or continuance thereof, nor shall anything herein interfere with Buyer's right to terminate the employment of any Employee at any time, with or without cause and with or without prior notice, or restrict Buyer in the exercise of its independent business judgment in modifying any of the terms and conditions of employment of any Employee. Buyer agrees for purposes of its obligations to Seller regarding indemnification under Section 13.2(c) hereof, Buyer's conduct of the Solutions business shall include any action that would constitute a "Mass Layoff" or "Plant Closing" under either U.S. federal or California law.

            (b) PAYROLL TAX. Seller agrees to make a clean cutoff of payroll and payroll tax reporting with respect to Employees paying over to the appropriate governmental authority those amounts withheld or required to be withheld for periods ending on or prior to the Closing Date. Seller also agrees to issue, by the date prescribed by the Internal Revenue Service regulations, Forms W-2 for wages paid through the Closing Date. Buyer shall be responsible for all payroll and payroll tax obligations after the closing Date for Employees hired by it in accordance with this Agreement

            (c) COOPERATION. Seller and Buyer will cooperate with respect to any filings and information necessary to effect the transactions contemplated by this Section 8.3, including transfer of employment records after securing employee consent to such transfer.

      8.4 CUSTOMER CONSENTS. Buyer agrees to cooperate with Seller in connection with the solicitation of the Required Consents.

SECTION 9. CONDITIONS PRECEDENT TO CLOSING

      9.1 GENERAL CONDITIONS PRECEDENT TO CLOSING. The obligations of Buyer and Seller under this Agreement are subject to the satisfaction of the following conditions on or before the Closing Date:

            (a) NO INJUNCTIONS. There shall not be in effect any injunction, order or decree of a court of competent jurisdiction that prohibits the transactions contemplated by this Agreement or any Ancillary Agreement by Buyer or Seller.

            (b) APPROVALS. To the extent required by applicable law, all permits and approvals required to be obtained from any governmental entity shall have been received or obtained on or prior to the Closing Date without the imposition of any burdens or conditions materially adverse to the party or parties entitled to the benefit thereof.

      9.2 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER. The obligations of Buyer under this Agreement are subject to the satisfaction of the following conditions on or before the Closing Date:

            (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller contained in this Agreement (without regard to any qualification as to materiality) shall be true and correct in all material respects at and as if made on the Closing Date. Seller shall have performed and complied in all material respects with all covenants and agreements contained in this Agreement required to be performed or complied with by it prior to the Closing Date. Buyer shall have received at the Closing a certificate, dated as of the Closing Date, signed by the Chairman of the Board or President and the Chief Financial Officer of Seller to such effect;

            (b) CLOSING DOCUMENTS. Seller shall have delivered to Buyer the Ancillary Agreements and other documents and items described in Section
      3.2 (including the cash payments, if any, under Sections 3.2(f) and 7.6) and such other documents and items as Buyer may reasonably request in connection with the transactions contemplated by this Agreement and the Ancillary Agreements; and

            (c) EMPLOYEES. The minimum number of Employees and the minimum number of Key Employees, in each case as specified on Schedule 8.3(a), shall have accepted and not revoked Buyer's offer of employment made pursuant to the provisions of Section 8.3(a).

            (d) REQUIRED CONSENTS. Seller shall have obtained and delivered to Buyer the Required Consents.

      9.3 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER. The obligations of Seller under this Agreement are subject to the satisfaction of the following conditions on or before the Closing Date:

            (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Buyer contained in this Agreement (without regard to any qualification as to materiality) shall be true and correct in all material respects at and as if made on the Closing Date. Buyer shall have performed and complied in all material respects with all covenants, agreements and conditions contained in this Agreement required to be performed or complied with by it prior to the Closing Date. Seller shall have received at the Closing a certificate, dated as of the Closing Date, signed by the Chief Executive Officer and the Chief Financial Officer of Buyer to such effect; and

            (b) CLOSING DOCUMENTS. Buyer shall have delivered to Seller the Ancillary Agreements (including the Note) and other documents and items described in Section 3.3 and such other documents and items as Seller may reasonably request in connection with the transactions contemplated by this Agreement and the Ancillary Agreements.

            (c) PURCHASE PRICE. Buyer shall have transferred to Seller, by wire transfer of immediately available funds, an amount equal to $3.5 million.

SECTION 10. BROKERS

      Seller and Buyer each represent to the other that neither it nor any of its affiliates has dealt with any broker or finder in this transaction, except that Seller has retained Credit Suisse First Boston LLC (it being understood that Seller shall be solely responsible for the fees and expenses of Credit Suisse First Boston LLC), and each agrees to indemnify the other against any loss, cost or expense, including reasonable attorneys' fees, incurred as a result of any claim for a fee or commission asserted by any broker or finder, with respect to this Agreement or the consummation of the transactions provided for in this Agreement whose claim arises through the indemnifying party or any of its affiliates.

SECTION 11. REASONABLE EFFORTS; FURTHER ASSURANCES

      Each of Buyer and Seller shall use its commercially reasonable efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to Closing under this Agreement. Each party shall execute and deliver both before and after the Closing such further certificates, agreements and other documents and take such other actions as the other party may reasonably request to consummate or implement the transactions contemplated hereby or to evidence such events or matters.

SECTION 12. TAXES

      12.1 TRANSFER TAXES. The responsibility for paying all transfer, stamp, documentary, sales, use, registration, value-added and other similar Taxes (including all applicable real estate transfer Taxes) and related fees (including any penalties, interest and additions to Taxes) incurred in connection with this Agreement and the transactions contemplated hereby will be shared by Buyer and Seller as follows: Buyer shall be solely responsible for the initial $10,000 of aggregate Transfer Taxes; and each of Buyer and Seller shall be responsible for 50% of all Transfer Taxes in excess of $10,000 in the aggregate. The parties agree to use their commercially reasonable efforts to cooperate to minimize all such taxes.

      12.2 PRORATION OF REAL AND PERSONAL PROPERTY TAXES.

            Real and personal property Taxes and assessments on the Purchased Assets for any taxable period commencing prior to the Closing Date and ending after the Closing Date shall be prorated on a per diem basis between Buyer and Seller as of the Closing Date, provided, however, that Seller shall not be responsible for any increased assessments on real or personal property resulting from the transactions contemplated hereby. All such prorations shall be allocated so that items relating to time periods ending on or prior to the Closing Date shall be allocated to Seller and items relating to time periods beginning after the Closing Date shall be allocated to Buyer, provided, however, that the parties shall allocate any real property Tax in accordance with Section 164(d) of the Code. The amount of all such prorations shall be settled and paid on the Closing Date, provided that final payments with respect to prorations that are not able to be calculated as of the Closing Date shall be calculated and paid as soon as practicable thereafter. If any of the real or personal property tax rates for the current taxable period are not established by the Closing Date, the prorations shall be made on the basis of the rate in effect for the preceding taxable period, and such proration shall be adjusted upon presentation of written evidence by the Buyer that the actual taxes paid differ from the amount assumed on the Closing Date.

      12.3 WITHHOLDING EXEMPTION. Seller shall deliver to Buyer at the Closing all necessary forms and certificates complying with applicable law, duly executed and acknowledged, certifying that the transactions contemplated hereby are exempt from withholding under Section 1445 of the Code.

      12.4 CHARACTERIZATION OF PAYMENTS. Any payments made to any party pursuant to Section 13 shall constitute an adjustment of the Purchase Price for Tax purposes and shall be treated as such by Buyer and Seller on their Tax Returns to the extent permitted by law.

SECTION 13. INDEMNIFICATION

      13.1 INDEMNITIES BY SELLER. Seller will be liable for and hereby agrees to indemnify and defend Buyer from and against any and all losses, liabilities, damages, demands, claims, actions, judgments or causes of action, assessments, costs and expenses (including, without limitation, interest, penalties and reasonable attorneys' fees) (collectively, "LOSSES") incurred or sustained by Buyer as a result of (a) any Excluded Liability, (b) any inaccuracy or breach of any representation, warranty, covenant or agreement of Seller contained herein or in any Ancillary Agreement or (c) the conduct of the business of Solutions prior to the Closing. Notwithstanding the foregoing, Seller shall not be liable to Buyer for any consequential or speculative damages, it being understood that Buyer's loss of revenue or income under any Customer Contract resulting from or arising out of any such breach shall not be deemed to be consequential or speculative damages.

      13.2 INDEMNITIES BY BUYER. Buyer will be liable for and hereby agrees to indemnify and defend Seller from and against any and all Losses incurred or sustained by Seller as a result of (a) any Assumed Liability, (b) any inaccuracy or breach of any representation, warranty, covenant or agreement of Buyer contained herein or in any Ancillary Agreement or (c) the conduct of the business of Solutions after the Closing. Notwithstanding the foregoing, Buyer shall not be liable to Seller for any consequential or speculative damages.

      13.3 LIMITATIONS. Seller shall have no liability (for indemnification or otherwise) with respect to any matter described in Section 13.1 (other than any liability (for indemnification or otherwise) resulting from or arising out of any breach of Seller's representations and warranties set forth in Section 4.11 (Taxes)) until the total of all Losses with respect to all such matters exceeds an amount equal to $75,000 (the "LOSS THRESHOLD"), in which case Buyer shall be entitled to recover all Losses (including such $75,000), subject to the limitations set forth below, for which Seller may be liable. Except as otherwise set forth in Section 5.4 of the License Agreement, no party's aggregate liability (for indemnification or otherwise) arising out of this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby shall exceed $1.5 million, provided that this limitation shall not apply in the case of any Major Claim. "MAJOR CLAIM" shall mean (a) with respect to Seller, (i) any Excluded Liabilities or (ii) any breach of Seller's representations in Section
4.1 (except the last sentence thereof), 4.2 (except the first sentence thereof),
4.3 and 4.11, and (b) with respect to Buyer, (i) any Assumed Liabilities, (ii) any breach of Buyer's representations in Sections 5.1 or 5.2 (except for the first sentence thereof) or (iii) any breach of (x) Buyer's obligation to pay the Purchase Price in accordance with the provisions of this Agreement and the Note. Except as otherwise set forth in Section 5.4 of the License Agreement, no party will be entitled to recover for Losses in excess of the Purchase Price for all claims arising out of this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby, including Major Claims. Excluding claims arising under the License Agreement, no party may initiate any claim for indemnification pursuant to this Section 13 after the fourteen-month anniversary of the Closing Date.

      13.4 NOTICE AND DEFENSE. Promptly upon receipt by either Seller or Buyer of notice of the assertion of any claim in respect to which indemnity may be sought against the other party (the "INDEMNIFYING PARTY") pursuant to this
Section 13 that party (the "INDEMNIFIED PARTY") shall notify the Indemnifying Party in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party, and the payment of all expenses. The failure of any Indemnified Party to give timely notice hereunder shall not affect rights to indemnification hereunder, except and only to the extent that, the Indemnifying Party demonstrates actual material damage caused by such failure, and then only to the extent thereof. The Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be the expense of the Indemnified Party unless (a) the Indemnifying Party has agreed to pay such fees and expenses, (b) the Indemnifying Party shall have failed to assume the defense of such action or proceeding and has failed to employ counsel reasonably satisfactory to the Indemnified Party in any such action or proceeding or (c) the named parties to any such action or proceeding (including any impleaded parties) include both the Indemnified and Indemnifying Party, and the Indemnified Party shall have been advised by counsel that there are one or more legal defenses available to the Indemnified Party which are different from or additional to those available to the Indemnifying Party (in which case, if the Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action or proceeding on behalf of the Indemnified Party, it being understood, however, that the Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for the Indemnified Party, which firm shall be designated in writing by the Indemnified Party). The Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to any claim without the prior written consent of the Indemnified Party (which consent will not be unreasonably withheld or delayed) unless the judgment or proposed settlement (a) includes an unconditional release of all liability of each Indemnified Party with respect to such claim, (b) involves only the payment of money damages that are fully covered by the Indemnifying Party and (c) does not impose an injunction or other equitable relief upon the Indemnified Party. The Indemnifying Party shall not be liable for any settlement of any such action or proceeding affected without its written consent, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the Indemnifying Party shall indemnify and hold harmless the Indemnified Party from and against any loss or liability by reason of such settlement or judgment.

      13.5 SATISFACTION OF CLAIMS. In the event that Buyer makes a claim for indemnification pursuant to this Section 13, such claim shall be made in accordance with the provisions of this Section 13 and shall be specified in a written notice (the "SATISFACTION NOTICE") to Seller. The principal amount of the Note shall be reduced, on a dollar for dollar, basis to the extent necessary to satisfy in full any such resolved claim subject to the limitations of liability set forth in this Section 13. In the event of an unresolved claim at the time the Note is due and payable, Buyer shall be permitted to delay payment of such portion of the Note reasonably necessary to satisfy in full the portion of such unresolved claim until resolution of such claim. Seller shall have 30 days to review and, if Seller disagrees with any matter set forth in a Satisfaction Notice, object in writing to such Satisfaction Notice. In case Seller shall not object in writing to any claim or claims made in any Satisfaction Notice within such 30-day period, Seller shall be deemed to have agreed to such Satisfaction Notice and the reduction of the principal amount of the Note as set forth herein. In case Seller shall object in writing to any claim or claims made in any Satisfaction Notice within such 30-day period, Buyer and Seller shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If Buyer and Seller should so agree, such agreement shall be set forth in writing and signed by both parties. If no such agreement can be reached after good faith negotiation, subject to Section 13.6 either Buyer or Seller may pursue all remedies available to it under the provision of this Agreement, at law or in equity to resolve the validity or amount of the disputed claim.

      13.6 EXCLUSIVE REMEDY. The provisions of this Section 13 shall constitute the exclusive remedy after the Closing Date for any and all Losses asserted against, resulting from, imposed upon or incurred or suffered by the parties to this Agreement as a result of, or based upon or arising from the transactions contemplated by this Agreement.

SECTION 14. ADDITIONAL COVENANTS

      14.1 NONCOMPETITION; CONFIDENTIAL INFORMATION.


            (a) NONCOMPETITION. Seller hereby covenants and agrees with Buyer that, at all times until the earlier of (i) three years following the Closing Date and (ii) the date on which Buyer ceases to exist (the "NONCOMPETITION PERIOD"), Seller shall not in any manner, directly or indirectly (including through entities controlled by Seller), engage in the business of the development, marketing, sale, distribution, service or support of enterprise search, knowledge management or related applications to corporations directly or through distribution partners (the "BUSINESS")
      (i) in any state of the United States or (ii) in any country in which Buyer currently conducts business; provided, however, that in the event of a Change of Control of Seller, this Section 14.1 shall not prohibit the party obtaining control of Seller from engaging in the Business provided that the Business either (x) existed as of such change of Control or (y) is independently developed by such party wholly separate and independent from Seller after such Change of Control. For purposes of this section, "ENGAGING IN" means actively investing in (and shall not include passively investing in any company that makes bona fide investments), soliciting customers for, owning stock or any other equity interest in, lending money to, guaranteeing the debts or obligations of, permitting one's name to be used in connection with, licensing technology or intellectual property rights or otherwise materially engaging in, either individually or in a partnership or in conjunction with any other person or entity. Subject to the foregoing, the sale, distribution and support of any Excluded Assets shall not, by itself, be deemed to be engaging in the Business or otherwise a breach of this Section 14.1. For purposes of this Section 14.1, a "CHANGE OF CONTROL" means any of the following: (1) any sale or transfer of all or substantially all of the assets of Seller; (2) any merger consolidation or other business reorganization in which the holders of Seller's outstanding voting securities immediately prior to such transaction do not hold, immediately following such transaction, securities representing 50% or more of the combined voting power of the outstanding securities of the surviving entity; (3) the acquisition by any person (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), of beneficial ownership (within the meaning of Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 50% or more of the combined voting power of the then outstanding securities of Seller.

            (b) NO SOLICITATION. During the Noncompetition Period, Seller agrees not to directly solicit the employment of any employee of Buyer or any parent or subsidiary of Buyer.

            (c) REMEDIES. The necessity of protection against the competition of Seller and the nature and scope of such protection has been carefully considered and agreed upon by the parties hereto. Seller acknowledges that the nature of the business of Solutions is highly competitive, that one of the most valuable Purchased Assets of Solutions is its goodwill in the marketplace and among its customers, which Seller developed and maintained in the course of Seller's ownership of Solutions, and that Buyer, in purchasing the Purchased Assets and entering into the transactions contemplated by this Agreement, has relied on the fact that it will acquire the goodwill of Solutions and therefore on Seller's willingness to restrict Seller's ability to compete with Buyer or any current or future affiliate of Buyer in the conduct of the business of Solutions. Seller and Buyer hereby agree and acknowledge that the duration, scope and geographic area applicable to the restrictions set forth in this Section 14.1 are fair, reasonable and necessary and include the area in which the goodwill of the business of Solutions has been developed by Seller. Seller acknowledges that the consideration provided for herein is sufficient and adequate to compensate Seller for agreeing to the restrictions contained in this Section 14.1 and that such restrictions will not cause Seller undue hardship. If, however, any court determines that the foregoing restrictions are unreasonable and for that reason unenforceable, such restrictions shall be modified, rewritten or interpreted to include as much of their nature and scope as will render them enforceable. Seller and Buyer agree that a monetary remedy for a breach of this Section 14.1 will be inadequate and will be impracticable and extremely difficult to prove, and further agree that such a breach would cause Buyer irreparable harm, and that Buyer shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages. Seller agrees that Buyer shall be entitled to such injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bond or other undertaking in connection therewith. Any such requirement of bond or undertaking is hereby waived by Seller, and Seller acknowledges that in the absence of such a waiver, a bond or undertaking may be required by the court.

      14.2 CONFIDENTIAL INFORMATION.

            (a) CONFIDENTIAL INFORMATION. The parties acknowledge that they have received or may receive confidential information relating to the other party's products, concepts, inventions and technology relating to such products, product, business and financial plans, customer lists and information and trade secrets in connection with the performance of this Agreement, together with such other information designated as confidential or proprietary by one party or which should be reasonably understood by the receiving party as confidential information of the disclosing party (collectively, "CONFIDENTIAL INFORMATION"). The schedules and exhibits to the License Agreement shall be considered Confidential Information of the respective parties. Confidential Information shall not include any information which: (i) is or falls into the public domain without fault of the receiving party; (ii) the receiving party can show was in its possession prior to receipt thereof from the disclosing party; (iii) the receiving party receives from a third party with no obligation of confidence to the disclosing party; or (iv) the receiving party independently develops without benefit of any Confidential Information of the disclosing party.

            (b) USE OF CONFIDENTIAL INFORMATION. Except as (i) expressly permitted or required in carrying out this Agreement or any of the Ancillary Agreements or (ii) such limited disclosures in confidence as may be reasonably necessary to either party's attorneys and accountants, the receiving party of any Confidential Information ("RECIPIENT") disclosed by a disclosing party ("DISCLOSER") shall not use such Confidential Information or disclose such Confidential Information to any third party, during the term of the License Agreement and thereafter, without the prior written consent of Discloser. Thus, Recipient shall use the Confidential Information only to perform its obligations under this Agreement and the Ancillary Agreements and to the extent permitted in the licenses granted thereunder. Recipient may disclose the Discloser's Confidential Information to its employees (both standard employees and temporary employees), consultants or contractors on a need-to-know basis solely for the purposes of this Agreement and the Ancillary Agreements. Prior to disclosing Discloser's Confidential Information to an employee, consultant or contractor, Recipient shall have executed with such party an agreement which restricts use or disclosure of Discloser's Confidential Information (or categories of Confidential Information which encompass Confidential Information) in a manner consistent with this Agreement. Recipient shall protect such Confidential Information with the same degree of care used to protect its own proprietary information of like importance, but in any case using no less than a reasonable degree of care.

            (c) REQUIRED DISCLOSURE. Nothing in this Agreement shall prohibit either party from disclosing Confidential Information of the other party as required by law or by judicial or governmental order or by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process in a judicial or governmental proceeding ("REQUIRED DISCLOSURE"), provided that the disclosing party shall (i) give the other party prompt notice of such Required Disclosure prior to disclosure, (ii) cooperate with the other party in the event that it elects to contest such disclosure or seek a protective order with respect thereto and (iii) in any event only disclose the exact Confidential Information, or portion thereof, specifically requested by the Required Disclosure. The parties acknowledge that Seller may be obligated to file this Agreement and one or more of the Ancillary Agreements as "material contracts" under the Securities Exchange Act of 1934, as amended.

            (d) OWNERSHIP OF CONFIDENTIAL INFORMATION. All Confidential Information shall remain the property of the respective Discloser and shall be returned to the owner thereof or destroyed upon written request, except as expressly permitted or required in carrying out this Agreement and the Ancillary Agreements or upon Recipient's determination that it no longer has a need for such Confidential Information. Recipient's duty to protect Confidential Information commences upon receipt of the Confidential Information.

            (e) NO LICENSES OR WARRANTIES FOR CONFIDENTIAL INFORMATION. Except as otherwise provided in the License Agreement, no license under any Intellectual Property Right (as defined in the License Agreement) is granted or implied by the conveying of Confidential Information to Recipient. None of the Confidential Information which may be disclosed by Discloser shall constitute any representation, warranty, assurance, guarantee, or inducement by Discloser of any kind, and, in particular, with respect to the non-infringement of any Intellectual Property Rights, or other rights of third persons or of Discloser.

SECTION 15. MISCELLANEOUS

      15.1 ENTIRE AGREEMENT. This Agreement, the Schedules and Exhibits to this Agreement and the documents specifically referred to herein and therein constitute the entire agreement and understanding of the parties and supersede any prior oral or written agreement, understanding, representation, warranty, promise or document relating to the subject matter of this Agreement.

      15.2 MODIFICATION. This Agreement may be amended or modified only by a written instrument executed by the parties hereto.

      15.3 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      15.4 SECTION HEADINGS. The section and other headings contained in this Agreement and in the Exhibits and Schedules hereto are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement, the Exhibits or the Schedules.

      15.5 WAIVER. No omission or delay by any party in exercising any right, power or privilege hereunder shall impair the exercise of any such right, power or privilege or be construed to be a waiver hereof or of any default or to be an acquiescence therein, and any single or partial exercise of any such right, power or privilege shall not preclude other or further exercises thereof or the exercise of any other right, power or privilege. No waiver shall be valid unless in writing and signed by the party to be charged, and then only to the extent therein specified.

      15.6 SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      15.7 GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with laws of the State of California without reference to the conflicts of law principles thereof.

      15.8 NON-ASSIGNABILITY. This Agreement is not assignable by either party hereto without the prior written consent of the other party.

      15.9 PARTIES IN INTEREST. All of the terms and provisions of this Agreement shall be binding upon and inure solely to the benefit of the parties hereto and any permitted successors and assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

      15.10 NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given, (i) if delivered in person, (ii) if mailed by certified or registered mail, postage prepaid, or (iii) if transmitted by facsimile, provided that any notice so given is also mailed as provided in clause (ii) above, as follows:

      If to Seller:     Ask Jeeves, Inc.
                        5858 Horton Street, Suite 350
                        Emeryville, CA  94608
                        Telephone: (510) 985-7400
                        Fax: (510) 985-7410
                        Attention:  Brett Robertson, General Counsel

                        with a copy to:

                        O'Melveny & Myers LLP
                        990 Marsh Road
                        Menlo Park, CA  94025
                        Telephone:  (650) 473-2600
                        Fax:  (650) 473-2601
                        Attention:  Karen Dreyfus

      If to Buyer:      Kanisa Inc.
                        19925 Stevens Creek Boulevard, Suite 150
                        Cupertino, CA 95014
                        Telephone:  (408) 863-5800
                        Fax:  (408) 863-5810
                        Attention:  Chief Executive Officer

                        with a copy to:

                        Latham & Watkins LLP
                        135 Commonwealth Drive
                        Menlo Park, CA 94025
                        Telephone:  (650) 328-4600
                        Fax:  (650) 463-2600
                        Attention:  Robert A. Koenig

or to such other address as the party to be notified shall have furnished to the other party in writing. Any notice given in accordance with the foregoing shall be deemed to have been given, (i) when delivered in person, or by courier or a nationally recognized overnight delivery service, (ii) when transmitted by facsimile as provided for above, or (iii) three business days following the date on which it shall have been mailed.

      15.11 KNOWLEDGE CONVENTION. Any representation or warranty herein made to a party's knowledge (or words of similar import) is limited to the actual knowledge possessed by the executive officers of such party.

      15.12 EXPENSES. Buyer and Seller shall each pay its own respective legal, accounting, advisory and other fees and other out-of-pocket expenses incurred in connection with the transactions contemplated by this Agreement and will not look to the other party for any contribution toward such expenses.

      15.13 WAIVER OF JURY TRIAL. EACH SIGNATORY TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ITS RESPECTIVE RIGHT TO A JURY TRIAL OF ANY PERMITTED CLAIM OR CAUSE OF ACTION ARISING OUT OF THIS AGREEMENT, ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY, OR ANY DEALINGS BETWEEN ANY OF THE SIGNATORIES HERETO RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY. The scope of this waiver is intended to be all encompassing of any and all disputes that may be filed in any court and that relate the subject matter of this Agreement or any of the transactions contemplated hereby, including, without limitation, contract claims, tort claims, and all other common law and statutory claims. This waiver is irrevocable, meaning that it may not be modified either orally or in writing, and this waiver shall apply to any subsequent amendments, supplements or other modifications to this Agreement, any of the transactions contemplated hereby or to any other document or agreement relating to the transactions contemplated hereby.

      15.14 ATTORNEY FEES. If any party to this Agreement brings an action to enforce its rights under this Agreement in accordance with the provisions hereof, the prevailing party shall be entitled to recover its actual out-of-pocket costs and expenses, including without limitation attorneys' fees and court costs reasonably incurred in connection with such action, including any appeal of such action.

      SERVICE OF PROCESS; CONSENT TO JURISDICTION. EACH OF THE PARTIES HERETO IRREVOCABLY CONSENTS TO THE SERVICE OF ANY PROCESS, PLEADING, NOTICES OR OTHER PAPERS BY THE MAILING OF COPIES THEREOF BY REGISTERED, CERTIFIED OR FIRST CLASS MAIL, POSTAGE PREPAID, TO SUCH PARTY AT SUCH PARTY'S ADDRESS SET FORTH HEREIN, OR BY ANY OTHER METHOD PROVIDED OR PERMITTED UNDER CALIFORNIA LAW.

      EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY (I) AGREES THAT ANY SUCH SUIT, ACTION OR OTHER LEGAL PROCEEDING ARISING OUT OF THIS AGREEMENT MAY BE BROUGHT IN THE UNITED STATES DISTRICT COURT IN THE NORTHERN DISTRICT OF THE STATE OF CALIFORNIA OR, IF SUCH COURT DOES NOT HAVE JURISDICTION OR WILL NOT ACCEPT JURISDICTION, IN ANY COURT OF GENERAL JURISDICTION IN THE COUNTY OF SANTA CLARA, STATE OF CALIFORNIA; (II) CONSENTS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING; AND (III) WAIVES ANY OBJECTION WHICH SUCH PARTY MAY HAVE OT THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY SUCH COURT.

      IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

                                     SELLER:

                                      ASK JEEVES, INC.,
                                      a Delaware corporation

                                      By: /s/ Brett M. Robertson
                                         -------------------------------------

                                      Title: General Counsel and Secretary
                                            ----------------------------------
                                     BUYER:

                                      KANISA INC.
                                      a Delaware corporation

                                      By:  /s/ Bruce Armstrong
                                         -------------------------------------

                                      Title: CEO
                                            ----------------------------------

                                    EXHIBIT A
                                CUSTOMER CONSENT

                        [Ask Jeeves, Inc. Letterhead]

May __, 2003

[Name]
[Address]

Re: Proposed transfer by Ask Jeeves, Inc. of substantially all of the assets of Jeeves Solutions, a division of Ask Jeeves, Inc.

Dear [Name]:

Ask Jeeves, Inc. plans to sell substantially all of the assets of Jeeves Solutions, a division of Ask Jeeves, to Kanisa, Inc. Your [___________] agreement, dated as of [______], with Ask Jeeves (the "Agreement") may require that we seek your consent to any assignment of the Agreement in connection with this transaction. Accordingly, Ask Jeeves hereby respectfully requests that you consent to the assignment of the Agreement to Kanisa by signing and returning the form of consent attached to this letter.

We are working hard with the Kanisa to close the sale by [_______]. To that end, we ask that you please respond to this letter if at all possible by no later than [_________]. Should you have any questions about the consent or the proposed transaction with Kanisa, please feel free to contact me at (510) ___-_____ or _______@askjeeves.com

Sincerely,

[Name]

                                 FORM OF CONSENT

May ___, 2003

Ask Jeeves, Inc.
5858 Horton Street, Suite 350
Emeryville, California  94608
Attn: General Counsel


Re: Proposed transfer by Ask Jeeves, Inc. of substantially all of the assets of Jeeves Solutions, a division of Ask Jeeves, Inc.

Ladies and Gentlemen:

Reference is made herein to [_______] (the "Agreement").

The undersigned hereby consents to the transfer by Ask Jeeves, Inc., a Delaware corporation ("Ask Jeeves"), of substantially all of the assets of Jeeves Solutions, a division of Ask Jeeves, to Kanisa, Inc. ("Kanisa") and the assignment of the Agreement to Kanisa, for all purposes under the Agreement.

This consent is not intended to modify any term or provision of the Agreement and does not apply to any transaction other than the proposed transaction with Kanisa.

_____________________________________

Name: _______________________________

Title: ______________________________

                                    EXHIBIT B

              BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT

      This Bill of Sale and Assignment and Assumption Agreement (this "BILL OF SALE") is made as of May ___, 2003 by and between Ask Jeeves, Inc., a Delaware corporation ("SELLER"), and Kanisa, Inc., a Delaware corporation ("BUYER"). Seller and Buyer are parties to that certain Asset Purchase Agreement dated as of May __, 2003 (the "PURCHASE AGREEMENT"), and this Bill of Sale is being made and entered into pursuant thereto. Capitalized terms used without definitions in this Bill of Sale will have the same meanings ascribed to such terms in the Purchase Agreement.

      1. SALE OF PURCHASED ASSETS. Buyer has on the date hereof purchased the Purchased Assets from Seller as provided in the Purchase Agreement. In accordance with and subject to the terms and conditions of the Purchase Agreement, for good and valuable consideration, the receipt of which is hereby acknowledged, Seller hereby unconditionally and irrevocably sells, assigns, bargains, transfers, conveys and delivers to Buyer, and Buyer hereby acquires, all legal, beneficial and other right, title and interest in and to the Purchased Assets. Notwithstanding the foregoing, with respect to each Purchased Asset set forth on Schedule A hereto, neither the Purchase Agreement nor this Bill of Sale shall constitute an assignment or transfer (or an attempted assignment or transfer) thereof until any consent, approval or waiver of another party thereto or any third party (including any governmental authority) required for such assignment or transfer has been duly obtained.

      2. ASSUMPTION OF ASSUMED LIABILITIES. In accordance with and subject to the terms and conditions set forth in the Purchase Agreement, in partial consideration for the sale and transfer of the Purchased Assets by Seller, Buyer hereby undertakes to assume, pay, perform, satisfy and discharge all of the Assumed Liabilities and to be bound by the terms of the Assumed Contracts. The foregoing assumption shall be effective immediately; provided that that with respect to each Assumed Liability and Assumed Contract set forth on Schedule B hereto, neither the Purchase Agreement nor this Bill of Sale shall constitute an assignment or transfer (or attempted assignment or transfer) thereof until any consent, approval or waiver of another party or any third party (including any governmental authority) required for any transfer or assignment has been duly obtained. Buyer does not assume and does not agree to assume or pay any Liabilities other than Assumed Liabilities.

      3. FURTHER ASSURANCES. Each of Buyer and Seller, for itself and its successors and assigns, hereby covenants and agrees that, without further consideration, at any time and from time to time after the date hereof, it will cooperate with the other party hereto to execute and deliver such other documents and instruments and to do such further acts and things as from time to time may be reasonably requested by such other party to evidence, vest, perfect and confirm, document and carry out Seller's sale of the Purchased Assets to Buyer, and Buyer's right, title and interest therein, Buyer's assumption of the Assumed Liabilities, and Seller's assignment of the Assumed Contracts to Buyer, in each case as contemplated by the Purchase Agreement and this Bill of Sale.

      4. EFFECT OF BILL OF SALE. Nothing in this Bill of Sale will, or will be deemed to, modify or otherwise affect any provisions of the Purchase Agreement or affect or modify any of the rights or obligations of the parties under the Purchase Agreement. In the event of any conflict between the provisions hereof and the provisions of the Purchase Agreement, the provisions of the Purchase Agreement will govern and control. This Bill of Sale may be executed in counterparts, and facsimile signatures will have the full legal effect of the original signatures.

                   [REMAINDER OF PAGE IS INTENTIONALLY BLANK]

      IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be executed on the date first written above.

                                       ASK JEEVES, INC.

                                       By:____________________________________

                                       Name:__________________________________

                                       Title:_________________________________

                                       KANISA, INC.

                                       By:____________________________________

                                       Name:__________________________________

                                       Title:_________________________________
























                        [SIGNATURE PAGE TO BILL OF SALE]

                                    EXHIBIT C

                                LICENSE AGREEMENT

            This License Agreement ("AGREEMENT") is made and entered into as of the Closing Date (as defined below) by and between Ask Jeeves, Inc., a Delaware corporation, having a principal place of business at 5858 Horton Street, Suite 350, Emeryville, CA 94608 ("SELLER") and Kanisa, Inc., a Delaware corporation, having a principal place of business at 19925 Stevens Creek Blvd., Suite 150, Cupertino, CA, 95014 ("BUYER").

            WHEREAS, Jeeves Solutions ("SOLUTIONS") is a business unit of Ask Jeeves, Inc., and Seller is the sole owner of the assets of Solutions;

            WHEREAS, concurrent with and as a condition to the execution of this Agreement, the parties are entering into an Asset Purchase Agreement ("APA") whereby Buyer is acquiring certain assets of Solutions ("ACQUIRED ASSETS") from Seller;

            WHEREAS, Buyer desires a non-exclusive license to certain identified assets of Seller for Buyer's use with the Acquired Assets and Seller is willing to grant a license to such assets ("SELLER LICENSED ASSETS") to Buyer; and

            WHEREAS, Seller desires a non-exclusive license to certain of the Acquired Assets from Buyer and Buyer is willing to grant such a license to Seller.

            NOW, THEREFORE, in consideration of the above, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.    DEFINITIONS

      1.1 "BUYER LICENSED ASSETS" shall mean those certain assets of Seller that are acquired by Buyer pursuant to the APA and licensed by Buyer to Seller hereunder as set forth on Exhibit A hereto.

      1.2 "BUYER'S BUSINESS" shall mean the development, marketing, sale, distribution, service or support of enterprise search, knowledge management, or related applications to corporations directly or through distribution partners.

      1.3 "CLOSING DATE" as used in this Agreement shall have the meaning ascribed to it in the APA.

      1.4 "DERIVATIVE WORKS" shall mean a work that is based upon one or more preexisting works, such as a revision, modification, translation, abridgment, condensation, expansion, or any other form in which such preexisting works may be recast, transformed, or adapted, and that, if prepared without the authorization of the owner of the copyright in such preexisting work, would constitute a copyright infringement. For purposes hereof, Derivative Work shall also include any compilation that incorporates such a preexisting work.

      1.5 "INTELLECTUAL PROPERTY RIGHTS" shall mean any intellectual property or proprietary rights, including but not limited to patent rights (including patent applications and disclosures), copyright rights, trade secret rights and any other intangible rights of a similar nature to any of the foregoing whether or not registered, in any part of the world.

      1.6 "LICENSED PRODUCTS" shall mean any product or service.

      1.7 "SELLER LICENSED ASSETS" shall mean the "Seller Licensed Patents" and "Seller Licensed Software and Related IP" that are set forth on Exhibit B hereto.

      1.8 "SELLER'S BUSINESS" shall mean Seller's search technology-related business on the world wide web or any consumer-facing Internet media properties.

      1.9 "KNOWLEDGE" as used in this Agreement shall have the meaning ascribed to it in Section 15.11 of the APA.

2.    LICENSE

      2.1 LICENSE FROM SELLER TO BUYER. Subject to the terms and conditions of this Agreement, Seller hereby grants to Buyer, under Seller's Intellectual Property Rights:

            (a) in and to the Seller Licensed Software and Related IP that are either owned by Seller or licensable by Seller without incurring any license fees or other amounts payable to third parties a non-exclusive, non-transferable (except as allowed under Section 7.3 herein), non-sublicensable, non-royalty bearing and fully paid, worldwide and perpetual license to use, reproduce, distribute, display, modify or create derivative works from any of the Seller Licensed Software and Related IP, and sell or otherwise dispose of (either directly or indirectly through distributors, resellers or other distribution channels) any Licensed Products solely in the Buyer's Business; and

            (b) in and to the Seller Licensed Patents a non-exclusive, non-transferable (except as allowed under Section 7.3 herein), non-sublicensable, non-royalty bearing and fully paid, worldwide and perpetual license to make, have made, offer for sale, sell (either directly or indirectly through distributors, resellers or other distribution channels), import or otherwise dispose of any Licensed Products solely in the Buyer's Business.

      2.1.1 DELIVERY OF SELLER LICENSED ASSETS. Within 3 business days after the Closing Date, to the extent that delivery has not occurred under the APA, Seller will deliver the Seller Licensed Assets to Buyer.

      2.2 LICENSE FROM BUYER TO SELLER. Subject to the terms and conditions of this Agreement, Buyer hereby grants to Seller, under Buyer's Intellectual Property Rights:

            (a) in and to the Buyer Licensed Assets (Group A), a non-exclusive, non-transferable (except as allowed under Section 7.3 herein), non-sublicensable, non-royalty bearing and fully paid, worldwide and perpetual license to use, reproduce, distribute, display, modify or create derivative works from any of the Buyer Licensed Assets (Group A), and sell or otherwise dispose of (either directly or indirectly through distributors, resellers or other distribution channels) any Licensed Products solely in the Seller's Business; and

            (b) in and to the Buyer Licensed Assets (Group B), a non-exclusive, non-transferable (except as allowed under Section 7.3 herein), non-sublicensable, non-royalty bearing and fully paid, worldwide, perpetual license for internal use of such Buyer Licensed Assets (Group B) by Seller.

      2.3   RESTRICTIONS & OBLIGATIONS.

            (a) Seller hereby agrees that it shall not use or otherwise exploit the Buyer Licensed Assets, or any portion thereof, except as expressly authorized in this Agreement.

            (b) Seller will provide the following support and maintenance at no charge to Buyer in connection with the Seller Licensed Assets: (i) promptly following the Closing Date, on a schedule as mutually agreed, Seller will provide Buyer with training on the use and integration of the Seller Licensed Assets with the Acquired Assets; (ii) for a period of 3 full calendar months from the Closing Date (the "Initial Support Period"), Seller will provide Buyer with a designated engineer who will provide up to 60 hours of technical support per month as and when reasonably requested by Buyer in connection with the Acquired Asset known as the Enterprise Integration Server; and (iii) for a period of 3 full calendar months from the end of the Initial Support Period, Seller will provide Buyer with a designated engineer who will provide up to 40 hours of technical support per month as and when reasonably requested by Buyer in connection with the Acquired Asset known as the Enterprise Integration Server.

            (c) Buyer hereby agrees that it shall not use or otherwise exploit the Seller Licensed Assets, or any portion thereof, except as expressly authorized in this Agreement.

            (d) Seller hereby agrees that, to the extent Seller becomes aware of any additional patent or patent application that was inadvertently not listed on Exhibit B, Seller shall notify Buyer and with the mutual agreement of the parties that such additional patent or patent application should have been listed on Exhibit B as contemplated by the rights granted under this Agreement and with no liability on either party associated with such addition, the parties shall enter into an amendment to this Agreement whereby such patent or patent application shall be added to Exhibit B.

      2.4   PROPRIETARY RIGHTS.

            (a) Seller hereby acknowledges and agrees that Buyer owns all right, title and interest in and to the Buyer Licensed Assets (including Derivative Works thereof, except to the extent created by or on behalf of Seller with respect to Buyer Licensed Software and Related IP ("Seller Modifications"), which Seller Modifications shall be owned by Seller), and all Intellectual Property Rights therein. Buyer reserves all right, title and interest in and to the Buyer Licensed Assets (including Derivative Works thereof except for the Seller Modifications) and, except for the licenses expressly granted in this Agreement, no right, title, ownership, interest or license in or to the Buyer Licensed Assets (including Derivative Works thereof except for the Seller Modifications) whether by implication, estoppel or otherwise, is granted, assigned or transferred to Seller under, or in connection with, this Agreement.

            (b) Buyer hereby acknowledges and agrees that, as between Buyer and Seller, Seller owns all right, title and interest in and to the Seller Licensed Assets (including Derivative Works thereof, except to the extent created by or on behalf of Buyer with respect to the Seller Licensed Software and Related IP ("Buyer Modifications"), which Buyer Modifications shall be owned by Buyer), and all Intellectual Property Rights therein. Seller reserves all right, title and interest in and to the Seller Licensed Assets (including Derivative Works thereof except for the Buyer Modifications ) and, except for the licenses expressly granted in this Agreement, no right, title, ownership, interest or license in or to the Seller Licensed Assets (including Derivative Works thereof except for the Buyer Modifications ) whether by implication, estoppel or otherwise, is granted, assigned or transferred to Buyer under, or in connection with, this Agreement.

3.    NOTICE OF INFRINGEMENT

      3.1 In the event Seller becomes aware of any infringement of any Intellectual Property Right possessed by Buyer related to the Acquired Assets or the Seller Licensed Assets, it shall promptly provide notice thereof in writing to Buyer.

      3.2 In the event Buyer becomes aware of any infringement of any Intellectual Property Right possessed by Seller related to the Seller Licensed Assets, it shall promptly provide notice thereof in writing to Seller.

      3.3 Seller will be responsible for the prosecution and maintenance of the patents and patent applications included in the Seller Licensed Assets.

4.    CONFIDENTIALITY

      4.1 CONFIDENTIAL INFORMATION. The confidentiality provisions of the APA are hereby incorporated herein in full by this reference and will govern all transactions hereunder.

5.    WARRANTIES; DISCLAIMER; LIMITATION OF LIABILITY

      5.1 BUYER'S REPRESENTATIONS AND WARRANTIES. Buyer hereby represents and warrants that:

            (a) it has the power and authority to enter into this Agreement and to perform its obligations hereunder;

            (b) this Agreement is binding on, and enforceable against, Buyer in accordance with its terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditor's rights and by rules of law governing specific performance, injunctive relief or other equitable remedies; and

            (c) compliance with this Agreement by Buyer shall not conflict with or result in the breach of any agreement to which Buyer is a party or to which Buyer is otherwise bound.

      5.2 SELLER'S REPRESENTATIONS AND WARRANTIES. Seller hereby represents and warrants that:

            (a) it has the power and authority to enter into this Agreement and to perform its obligations hereunder; Seller further represents and warrants the following: (i) to the Seller's knowledge only with respect to patent rights and without any knowledge qualifier with respect to non-patent rights, Seller has the right to grant to Buyer the licenses to use the Seller Licensed Assets set forth in this Agreement without violating any rights of a third party; (ii) Seller has not previously or otherwise granted any rights to any third party which conflict with the rights granted herein; (iii) there is no violation, litigation, arbitration or other proceeding pending with regard to the Seller Licensed Assets before any court or any other governmental or administrative agency, nor has Seller received any written notice regarding any violation by Seller in connection with the Seller Licensed Assets; (iv) the Seller Licensed Assets were created, developed, registered and protected in compliance with all applicable laws and regulations and, to the Seller's knowledge only with respect to patent rights and without any knowledge qualifier with respect to non-patent rights, the Seller Licensed Assets in no way constitute an infringement or other violation of any intellectual property rights of any third party; (v) there are no liens, conveyances, mortgages, assignments, encumbrances or other agreements to which Seller is a party or by which it is bound which would prevent or impair the full exercise of all substantive rights granted to Buyer hereunder; and (vi) to the knowledge of Seller, there is no unauthorized use, disclosure, infringement or misappropriation of any Seller Licensed Assets by any third party;

            (b) this Agreement is binding on, and enforceable against, Seller in accordance with its terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditor's rights and by rules of law governing specific performance, injunctive relief or other equitable remedies;

            (c) compliance with this Agreement by Seller shall not conflict with or result in the breach of any agreement to which Seller is a party or to which Seller is otherwise bound; and

            (d) with respect to any of the Seller Licensed Assets which are delivered to Buyer, those Seller Licensed Assets will conform to their respective specifications and be free of defects in workmanship and materials and, through delivery by Seller, will be free of any viruses and methods for disrupting the normal operation of or gaining access to Buyer's computing resources.

      5.3 DISCLAIMER. EXCEPT AS EXPRESSLY SET FORTH ABOVE AND EXCEPT FOR EACH PARTY'S RESPECTIVE REPRESENTATIONS AND WARRANTIES UNDER THAT CERTAIN ASSET PURCHASE AGREEMENT DATED MAY 28, 2003 (AND

RELATED ACQUISITION DOCUMENTS), THE BUYER LICENSED ASSETS, THE SELLER LICENSED ASSETS AND ANY RELATED INFORMATION PROVIDED BY EITHER PARTY TO THE OTHER PARTY UNDER THIS AGREEMENT ARE PROVIDED "AS IS", AND NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES WHATSOEVER, WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, WITH RESPECT TO THE BUYER LICENSED ASSETS, THE SELLER LICENSED ASSETS AND ANY RELATED INFORMATION PROVIDED UNDER THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NONINFRINGEMENT OF THIRD PARTY RIGHTS. ALL SUCH WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED.

      5.4 LIMITATION OF LIABILITY. EXCLUDING DAMAGES ARISING OUT OF ANY CLAIM THAT ONE PARTY HAS MISAPPROPRIATED THE OTHER PARTY'S INTELLECTUAL PROPERTY OR CONFIDENTIAL INFORMATION HEREUNDER: (i) IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY CONSEQUENTIAL, EXEMPLARY, PUNITIVE, INCIDENTAL, INDIRECT OR SPECIAL DAMAGES OR COSTS HOWSOEVER ARISING OUT OF OR RELATED TO THIS AGREEMENT, UNDER ANY THEORY OF LIABILITY, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR COSTS; AND (ii) IN NO EVENT SHALL EITHER PARTY'S MAXIMUM AGGREGATE LIABILITY TO THE OTHER PARTY UNDER THIS AGREEMENT EXCEED $1.5 MILLION.

6.    TERM; TERMINATION

      6.1 TERM. The term of this Agreement shall continue unless terminated pursuant to Section 6.2.

      6.2 TERMINATION. The Agreement may be terminated by either party upon thirty (30) days prior written notice for any material default or breach of any of the material terms and conditions of this Agreement by the other party, unless the defaulting party has cured such failure or default within such 30-day period.

      6.3 BANKRUPTCY.

            (a) Buyer acknowledges that the Buyer Licensed Assets constitute "intellectual property" to the extent provided under the United States Bankruptcy Code (the "BANKRUPTCY CODE"), and if Buyer is subject to a proceeding under the Bankruptcy Code and rejects this Agreement, Seller may elect to retain its rights to the Buyer Licensed Assets under this Agreement as provided under
Section 365(n) of the Bankruptcy Code.

            (b) Seller acknowledges that the Seller Licensed Assets constitute "intellectual property" to the extent provided under the Bankruptcy Code, and if Seller is subject to a proceeding under the Bankruptcy Code and rejects this Agreement, Buyer may elect to retain its rights to the Seller Licensed Assets under this Agreement as provided under Section 365(n) of the Bankruptcy Code.

      6.4 EFFECT OF TERMINATION. Upon termination of this Agreement for any reason, the parties' respective rights and obligations under this Agreement shall terminate and be of no force and effect except that, the following provisions shall survive any termination of this Agreement and remain in full force and effect: Sections 2.4, 4, 5.3, 5.4, 6.3, 6.4 and 7 and any other provisions that by their terms should survive any such termination of this Agreement.

7.    GENERAL PROVISIONS

      7.1 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or facsimile, by registered or certified mail (postage prepaid, return receipt requested) or by a nationally recognized courier service to the respective parties at the addresses specified on the first page of this Agreement, or at such other address for a party as shall be specified in a notice given in accordance with this Section 7.1.

      7.2 FORCE MAJEURE. No party shall be held liable or responsible to any other party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected party, including but not limited to fire, floods, embargoes, war, acts of war (whether war is declared or not), insurrections, riots, civil commotion, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority; provided, however, that the party so affected shall promptly notify the other party of the force majeure event and use reasonable commercial efforts to avoid or remove such causes of non-performance, and shall continue performance hereunder with reasonable dispatch whenever such causes are removed.

      7.3 NO ASSIGNMENT. Neither party (the "Assigning Party") shall assign or transfer this Agreement, in whole or in part, without the prior written consent of the other party (the "Non-Assigning Party") except that this Agreement may be assigned or transferred by the Assigning Party to an acquirer of all, or substantially all, of the Assigning Party's assets, business or stock (which in the case of Buyer, means all, or substantially all, of Buyer's assets, business or stock or all, or substantially all, of the Acquired Assets ) (in each case, an "Acquirer"). However, notwithstanding the foregoing, without the Non-Assigning Party's consent: (i) Seller may not assign or transfer this Agreement to any Acquirer where such Acquirer could reasonably be deemed to be a competitor of Buyer; and (ii) Buyer may not assign or transfer this Agreement to any of the entities listed on Exhibit C ("Seller Competitors"). Seller may replace any of the entities identified on Exhibit C with any other entities ("Replacement Entities"), provided, however, that Seller may only exercise such right during the 30-day period immediately following each annual anniversary of the Closing Date, and only if each of such Replacement Entities could reasonably be deemed to be a competitor of Seller. Any attempted assignment of rights, duties, or obligations hereunder, except in accordance with this Agreement, shall be null and void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties and their permitted successors and assigns. At any time during the term hereof, if Buyer wishes to assign or transfer this Agreement to a Seller Competitor or in any other transaction which requires Seller's consent hereunder, the parties shall use commercially reasonable efforts to co-operate and identify, as much as reasonably practical, the parts of the Software and Related IP listed on
Schedule 1.1(d) of the APA that are
covered by the Seller Licensed Patents. The parties further agree that any of the Software and Related IP that is not identified as being covered by the Seller Licensed Patents, shall be deemed to be non-infringing as to such Seller Licensed Patents and shall be so documented in writing between the parties.

      7.4 INDEPENDENT CONTRACTORS. In performing this Agreement, each of the parties shall operate as, and have the status of, an independent contractor. This Agreement does not create any agency, employment, partnership, joint venture, franchise or other similar or special relationship between the parties. Neither party shall have the right or authority to assume or create any obligations or to make any representations, warranties or commitments on behalf of the other party or its affiliates, whether express or implied, or to bind the other party or its affiliates in any respect whatsoever.

      7.5 GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California, without regard to principles of conflicts of law thereof.

      7.6 INJUNCTIVE RELIEF.

            (a) Seller acknowledges and agrees that any breach of this Agreement relating to Buyer's Intellectual Property Rights in the Acquired Assets or Buyer's license to the Seller Licensed Assets would cause irreparable harm to Buyer for which recovery of money damages would be inadequate. Therefore, in addition to any and all remedies available to Buyer at law or in equity, Buyer shall be entitled to obtain any injunctive relief to protect its rights under this Agreement.

            (b) Buyer acknowledges and agrees that any breach of this Agreement relating to Seller's Intellectual Property Rights in the Seller Licensed Assets or Seller's license to the Buyer Licensed Assets would cause irreparable harm to Seller for which recovery of money damages would be inadequate. Therefore, in addition to any and all remedies available to Seller at law or in equity, Seller shall be entitled to obtain any injunctive relief to protect its rights under this Agreement.

      7.7 ENTIRE AGREEMENT. Together with the parties' respective rights and obligations under the APA and the Ancillary Agreements as defined therein, this Agreement is a complete and exclusive statement of all the terms and representations of the agreement among the parties hereto with respect to the subject matter hereof and supersedes any previously existing agreements which may exist between the parties hereto with respect to the subject matter hereof. This Agreement shall not be varied, supplemented, qualified or interpreted by any prior course of dealing between the parties hereto or by any usage of trade.

      7.8 AMENDMENT. No supplement, modification or amendment to this Agreement shall be binding unless evidenced by a writing signed by the party against whom it is sought to be enforced.

      7.9 WAIVER. No waiver of any provision or consent to any action shall constitute a waiver of any other provision or consent to any other action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver in the future except to the extent specifically set forth in writing. No waiver shall be binding unless executed in writing by the party making the waiver.

      7.10 SEVERABILITY. If any term or provision of this Agreement shall be found to be illegal or unenforceable, then, notwithstanding such finding, this Agreement shall remain in full force and effect and such term or provision, shall be deemed stricken or modified as necessary; provided, however, that the intent of this Agreement is still maintained.

      7.11 HEADINGS; INTERPRETATION. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

      7.12 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

                   SIGNATURE PAGE TO LICENSE AGREEMENT FOLLOWS

            IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of May __, 2003.

ASK JEEVES, INC.                          KANISA, INC.

By:_____________________________          By:________________________________

Name:___________________________          Name:______________________________

Title:__________________________          Title:_____________________________





                     SIGNATURE PAGE TO LICENSE AGREEMENT

                                    EXHIBIT D

                               MARKETING AGREEMENT

      This Marketing Agreement (the "AGREEMENT") is made as of May 28, 2003 ("EFFECTIVE DATE"), by and between Kanisa Inc., a Delaware corporation with offices at 19925 Stevens Creek Blvd, Suite 150, Cupertino, CA 95014 ("BUYER"), and Ask Jeeves, Inc., a Delaware corporation with offices at 5858 Horton Street, Suite 350, Emeryville, CA 94608 ("SELLER").

                                    RECITALS

      WHEREAS, Solutions (as defined below) is a business that, among other things, designs, creates, markets and sells self-service search solutions to corporate customers;

      WHEREAS, Buyer has acquired certain Solutions assets as set forth in the Asset Purchase Agreement (as defined below); and

      WHEREAS, the parties desire that Seller provide certain marketing services in connection with the marketing of Solutions products and services.

      NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein and in the Asset Purchase Agreement, the parties hereby agree as follows:

1.    DEFINITIONS

      Defined terms not defined herein shall have the meanings ascribed to them in the Asset Purchase Agreement.

      1.1 ASSET PURCHASE AGREEMENT. "Asset Purchase Agreement" means the Asset Purchase Agreement, dated as of the date hereof, by and between Buyer and Seller.

      1.2 LICENSE AGREEMENT. "License Agreement" means the License Agreement, dated as of the date hereof, by and between Buyer and Seller.

      1.3 LICENSED TRADEMARK. "Licensed Trademark" means U.S. Registration No. 02,412,106 for the Ask Button mark.

      1.4 SOLUTIONS. "Solutions" shall have the meaning set forth in the Asset Purchase Agreement.

2.    PROMOTIONAL OBLIGATIONS

      2.1 SEARCH RESULTS. Seller shall, free of charge, provide on www.ask.com editorially crafted results (the "EDITORIAL RESULTS") relating to Buyer in response to a maximum of five knowledge-based search queries as defined mutually by the parties ("SEARCH QUERIES") prior to the Closing Date (as defined in the Asset Purchase Agreement). The Editorial Results shall appear on the first page of search results presented for the Search Queries.

3.    OBLIGATIONS OF SELLER

      3.1 CUSTOMER REFERRAL OBLIGATIONS. Seller shall use commercially reasonable efforts, at its own expense, to provide references about Buyer to existing and prospective customers of Solutions products and services. Without limiting the generality of the foregoing, Seller shall use commercially reasonable efforts to:

            (a) participate in all calls and meetings necessary to address customer questions and concerns related to the acquisition of the business of Solutions pursuant to the Asset Purchase Agreement and provide support and justification for such acquisition;

            (b) make available appropriate employees (including senior executives when appropriate) to accept reference calls from Solutions existing and prospective customers, which employees shall provide references about Buyer; and

            (c) document and promptly forward all prospect phone calls and prospect contact data regarding Solutions or enterprise search to Buyer.

      3.2 TOLL FREE NUMBER AND ELECTRONIC SOURCE FILES FOR THE
JEEVESSOLUTIONS.COM WEB SITE. Seller will list the phone number (866) 533-8371 on the jeevessolutions.com web site during the period set forth in Section 3.6(a), after which time Seller can no longer advertise the number, provided that such number may remain active.

      3.3 OTHER REFERENCE OBLIGATIONS. For a period of six (6) months after the Effective Date, Seller will make available appropriate employees (including senior executives when appropriate) to accept reference calls from analysts and prospective investors in Buyer.

      3.4 PROSPECTIVE CUSTOMER E-MAILS AND CALLS. Seller shall use commercially reasonable efforts (a) to forward to Buyer at an e-mail address designated by Buyer all e-mails from prospective customers, (b) to refer to Buyer at a telephone number designated by Buyer all telephone inquiries from prospective customers and (c) to assist Buyer in preparation of customer mailing lists and other sales and marketing efforts.

      3.5 ACCESS TO MARKETING PERSONNEL. Seller will cooperate with Buyer to aid in the transition and integration of Solutions to Buyer. Such activities shall include but not be limited to corporate communications, understanding historical marketing efforts, and other activities reasonably specified by Buyer.

      3.6 WEB SITES.

            (a) In a manner consistent with past practices, Seller will maintain operations of the Solutions web site on behalf of Buyer for one hundred eighty
(180) days or, at the option of Buyer, less after the Effective Date. During such time, Seller shall ensure that said web site contains a link to the parties' mutually agreed upon press release in an area of the web site as specified by Buyer.

            (b) Seller shall redirect domain name traffic from jeevessolutions.com to the appropriate Uniform Resource Locator ("URL") as designated by Buyer after such URL is established. If Buyer desires to change the URL to which traffic is redirected, Buyer shall notify Seller in writing of the new URL and Seller shall change the destination of redirected traffic to such new URL as soon as reasonably practicable and not later than five (5) days after receipt of such request.

            (c) On Seller's corporate web site with a URL of www.askjeevesinc.com, Seller will feature a link to the press release issued by Seller upon the announcement of Buyer's acquisition of the Solutions business. In addition, Seller shall provide links from all appropriate references to Solutions found on all Seller web sites and properties existing as of May 22, 2003 to the Solutions web site.

      3.7 NON-DISPARAGEMENT. Neither party shall make any statement or act in any manner that disparages the other party's good name or reputation or otherwise portrays the other party's products or services (including without limitation Solutions products and services) in a negative light.

      3.8 JEEVES SOLUTIONS BRAND. Seller shall permit existing customers of Solutions to continue to display the Jeeves Solutions brands on their web site for the longer of (i) a commercially reasonable period of time in order to effect a reasonable transition of Solutions to Buyer or (ii) as otherwise permitted in any customer agreement between Seller and any such existing customers of Solutions.

4.    TRADEMARK LICENSE

      4.1 Effective as of the Closing Date, subject to the terms and conditions of this Agreement, Seller hereby grants to Buyer a non-exclusive, non-transferable (except as set forth in Section 9), non-sublicensable, non-royalty bearing, fully paid license ("TRADEMARK LICENSE") for a period of one (1) year from the Closing Date, to use the Licensed Trademark in connection with the marketing and sale of Licensed Products (as defined in the License Agreement) solely in the Buyer's Business (as defined in the License Agreement).

      4.2 The Trademark License shall be subject to the following:

            (a) All goodwill associated with, or that arises from, Buyer's use of the Licensed Trademark shall inure to the sole benefit of Seller;

            (b) Buyer shall not use the Licensed Trademark in a manner that would be disparaging to, or that would otherwise harm the goodwill associated with, the Licensed Trademark, or in any manner which implies or indicates a partnership or other relationship between the parties other than the parties' relationship as contemplated under the Asset Purchase Agreement and this Marketing Agreement and the License Agreement;

            (c) Buyer shall not use, apply to register, or own any trade name, trademark, domain names or trade dress which incorporates, or is likely to be confused with, or would tend to dilute, the Licensed Trademark;

            (d) Buyer shall include such trademark markings, such as TM or (R), in close proximity to the Licensed Trademark as are reasonably requested by Seller and are legally permitted; and

            (e) Buyer shall include a statement in proximity to the Licensed Trademark which indicates that such Licensed Trademark is under license from Seller.

5. DISCLAIMER OF WARRANTIES. THE LICENSED TRADEMARK IS PROVIDED "AS IS" WITHOUT ANY WARRANTY OF ANY KIND, AND EXCEPT FOR REPRESENTATIONS AND WARRANTIES EXPRESSLY MADE BY SELLER AND BUYER IN THE ASSET PURCHASE AGREEMENT, NEITHER SELLER NOR BUYER MAKES ANY REPRESENTATION OR WARRANTY REGARDING THE SOLUTIONS OR SOLUTIONS PRODUCTS OR SERVICES OR LICENSED TRADEMARK, AND EACH PARTY HEREBY DISCLAIMS ALL WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, OR NONINFRINGEMENT.

6. TERM AND TERMINATION

      6.1 TERM. This Agreement will commence in force on the Effective Date and will, unless sooner terminated under this Section 6, continue for a term of one year, at which time this Agreement shall terminate unless extended by the mutual agreement in writing of the parties.

      6.2 TERMINATION. This Agreement may be terminated for material breach of any provision of this Agreement by either party, provided that written notice of the breach has been given to the breaching party and the breaching party has not cured the breach within 30 days after delivery of the notice. The provisions of Sections 1, 7, 8 and 9 will survive expiration or termination of this Agreement; all other rights and obligations of the parties shall cease upon expiration or termination of this Agreement.

7. CONFIDENTIAL INFORMATION. The confidentiality provisions of the Asset Purchase Agreement are hereby incorporated herein in full by this reference and will govern all transactions hereunder.

8. LIMITATION OF LIABILITY. IN NO EVENT WILL EITHER PARTY'S TOTAL CUMULATIVE LIABILITY IN CONNECTION WITH THIS AGREEMENT, WHETHER UNDER THEORY OF TORT, CONTRACT, NEGLIGENCE, STRICT LIABILITY, BREACH OF WARRANTY, OR OTHERWISE EXCEED SEVENTY-FIVE THOUSAND DOLLARS ($75,000). NEITHER PARTY WILL BE LIABLE FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR INCIDENTAL DAMAGES ARISING OUT OF THIS AGREEMENT, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, AND NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

9. MISCELLANEOUS. If any portion of this Agreement is held to be unenforceable, the remainder of this Agreement will remain valid. This Agreement may not be assigned by Seller without Buyer's prior written consent. Buyer may assign this Agreement without Seller' consent to any entity that acquires all or substantially all of Buyer's assets, stocks, business or assets, whether by merger, acquisition, asset purchase or otherwise; provided, however, that Buyer shall not have the right, without the prior written consent of Seller, to assign or transfer this Agreement to any such acquirer where such acquirer could reasonably be deemed to be a direct competitor of Seller. Subject to the foregoing, this Agreement will inure to the benefit of the parties' successors and assigns. The relationship of Buyer and Seller established by this Agreement is that of independent contractors, and Buyer and Seller are not in a joint venture, partnership or franchisor/franchisee relationship. All notices must be either sent registered or certified mail, return receipt requested, or served personally to the applicable address set forth above. This Agreement will be governed by the laws of the State of California without regard to its conflicts of laws provisions. The terms and conditions of this Agreement constitute the entire Agreement between the parties and supersede all previous agreements, whether oral or written, between the parties with respect to the subject matter hereof. Each party represents that all corporate action necessary for the authorization, execution and delivery of this Agreement by such party and the performance of its obligations hereunder has been taken. No amendment or waiver of this Agreement will be binding unless it has been assented to in writing by both parties. This Agreement may be executed in counterparts, which, taken together, shall be regarded as one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the Effective Date.

KANISA INC.                                     ASK JEEVES, INC.



By:                                             By:
    -------------------------                       ----------------------------

Title:                                          Title:
    -------------------------                       ----------------------------

Date:                                           Date:
    -------------------------                       ----------------------------

                                    EXHIBIT E

                             BACK TO BACK AGREEMENT

      This Agreement ("AGREEMENT") is entered into as of ___________ by and between Ask Jeeves, Inc., a Delaware corporation ("ASK JEEVES") and Kanisa Inc., a Delaware corporation ("KANISA").

      WHEREAS, Ask Jeeves and Kanisa are parties to that certain Asset Purchase Agreement dated as of May __, 2003 (the "ASSET PURCHASE AGREEMENT").

      WHEREAS, Customer (as defined below) has not consented to the assignment of the Customer Agreement (as defined below) by Ask Jeeves to Kanisa.

      WHEREAS, Kanisa and Ask Jeeves have agreed that Kanisa shall perform all of the obligations of Ask Jeeves, and shall be entitled to receive all of the customer payments, under that certain ________ Agreement, by and between Ask Jeeves and _________ (the "CUSTOMER"), dated as of ___________ (the "CUSTOMER AGREEMENT").

      THEREFORE, AND IN CONSIDERATION OF the premises and mutual agreements herein, Ask Jeeves and Kanisa agree as follows:

1. SERVICES.

      1.1 SERVICES TO BE PROVIDED. Kanisa shall timely and fully perform the services and other obligations of Ask Jeeves (the "SERVICES") under the Customer Agreement attached hereto as Exhibit A and incorporated herein by this reference. Kanisa agrees that it will comply with all of the provisions, obligations and restrictions in the Customer Agreement, including, without limitation, the confidentiality provisions thereof. Notwithstanding the foregoing, the parties hereto agree and acknowledge that until such time as the Customer Agreement is assigned to Kanisa, Ask Jeeves shall continue to invoice and receive amounts due under the Customer Agreement from the Customer, and shall pay any such received amounts to Kanisa in accordance with Section 2 hereof.

      1.2 COMPLIANCE WITH LAWS. Kanisa shall comply with all applicable federal, state and local laws and regulations in connection with its performance of the Services.

      1.3 CUSTOMER COMMUNICATIONS. Each of the parties hereto shall coordinate with the other with respect to communications with the Customer, other than invoicing, in connection with the provision of the Services by Kanisa.

2. PAYMENT TERMS. Kanisa shall be entitled to all payments made by the Customer after the date hereof under the Customer Agreement in connection with the performance of the Services. Ask Jeeves shall pay Kanisa such amounts within thirty (30) days of receipt of payment from the Customer.

3. INDEMNITIES.

      3.1 Kanisa shall indemnify, defend and hold harmless Ask Jeeves and its directors, employees, affiliates and agents, from and against any third party claims, demands, loss, damage or expense (including attorney's fees) incurred by Ask Jeeves relating to a beach of this Agreement by Kanisa.

      3.2 Ask Jeeves shall indemnify, defend and hold harmless Kanisa and its directors, employees, affiliates and agents, from and against any third party claims, demands, loss, damage or expense (including attorney's fees) incurred by Kanisa relating to or caused by a beach of this Agreement by Ask Jeeves.

4. GENERAL TERMS AND CONDITIONS.

      4.1 NOTICES. All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given (a) when delivered by hand (with written confirmation of receipt), (b) when sent by facsimile transmission (with written confirmation of receipt), provided it is sent prior to 5:00 p.m., California time, on a business day and otherwise on the next business day, and provided further that a copy is mailed by a nationally recognized overnight delivery service (e.g. FedEx) or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service, in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

                  if to Kanisa:

                  Kanisa Inc.
                  19925 Steven Creek Boulevard, Suite 150
                  Cupertino, California 95014
                  Attention: Chief Executive Officer
                  Facsimile: (408) 863-5800

                  with a copy to:

                  Latham & Watkins LLP
                  135 Commonwealth Drive
                  Menlo Park, California 94025
                  Attention: Robert A. Koenig
                  Facsimile: (650) 463-2600

                  if to Ask Jeeves:

                  Ask Jeeves, Inc.
                  5858 Horton Street
                  Emeryville, California 94608
                  Attention: General Counsel
                  Facsimile: (510) 985-7410
                  with a copy to:

                  O'Melveny & Myers LLP
                  990 Marsh Road
                  Menlo Park, California 94025
                  Attention: Karen Dreyfus
                  Facsimile: (650) 473-2601

      4.2 GOVERNING LAW; JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of California. With respect to any litigation arising out of or relating to this Agreement, each party agrees that it shall be heard by the state or federal courts with jurisdiction to hear such suits located in Santa Clara County, California, and each party irrevocably consents to jurisdiction and venue in such courts.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

ASK JEEVES, INC.                               KANISA INC.


By                                             By
   ------------------------------                 ------------------------------

Name                                           Name
    -----------------------------                  -----------------------------

Title                                          Title
     ----------------------------                   ----------------------------

Date                                           Date
    -----------------------------                  -----------------------------

                                    EXHIBIT F

                                 PROMISSORY NOTE



Up to U.S. $750,000                                          Dated:  _____, 2003



      1.    Principal.

            For value received, the undersigned, Kanisa Inc., a Delaware corporation ("Maker"), hereby promises to pay to Ask Jeeves, Inc., a Delaware corporation ("Holder"), the aggregate principal sum of Seven Hundred Fifty Thousand U.S. Dollars (U.S. $750,000) or such lesser amount as shall from time to time be set forth in the column entitled "Aggregate Principal" in the grid attached hereto as Exhibit A (the "Principal"), without interest, upon the terms and subject to the conditions provided for in this Promissory Note (this "Note"). The Principal Amount shall be adjusted from time to time in accordance with the provisions of Sections 2.4 and 13.5 of the Asset Purchase Agreement, dated as of May ___, 2003 (the "Asset Purchase Agreement"), by and between Maker and Holder. Any such adjustments shall be promptly and accurately recorded in Exhibit A.

      2.    Payments.

            (a) Maturity. Subject to the provisions of Sections 2.3 and 13.5 of the Asset Purchase Agreement and except to the extent prepaid pursuant to
Section 4, the Principal shall be due and payable in full in cash on the earlier of (i) one year anniversary of the date of this Note and (ii) the sale by Maker of the business of Solutions (as defined in the Asset Purchase Agreement) or all or substantially all of the Purchased Assets (as defined in the Asset Purchase Agreement) to a third party, the sale by Maker of all or substantially all of its assets, or the merger or consolidation of Maker in which the stockholders of Maker immediately prior to such merger or consolidation own less than a majority of the outstanding voting power of the surviving entity immediately after such merger or consolidation (the "Maturity Date").

            (b) Payment Date. All payments under this Note shall be made on the respective day designated or, if not a business day, the first business day thereafter. As used herein, "business day" means a day other than a Saturday, Sunday or a day on which banks are authorized to close in San Francisco, California.

            (c) Default. Upon an occurrence of an Event of Default, the Principal Amount shall be immediately due and payable in cash and Holder may exercise any or all of the Holders' rights and remedies available to the Holder under applicable law.

      3.    Manner of Payment.

            Any payment under this Note shall be payable to Holder in lawful currency of the United States of America by wire transfer to an account designated in writing by Holder not less than two business days prior to the scheduled date of such payment.

      4.    Prepayment.

            At any time or from time to time Maker may prepay all or any portion of the principal amount of this Note, without penalty or premium, with prior written notice to Holder. Any prepayment permitted pursuant to this Note shall be made as provided in Section 3. Promptly after any prepayment of this Note as set forth above, Holder shall surrender this Note to Maker for cancellation (or appropriate notation on, or replacement of, the Note in the case of a partial prepayment), or, if not surrendered, such notation shall be made in the books and records of Maker and be binding upon Holder. In the event that this Note is prepaid and, within one year after the Closing Date (as defined in the Asset Purchase Agreement), Holder delivers a Customer Consent (as defined in the Asset Purchase Agreement) to Maker in accordance with the provisions of Section 2.4 of the Asset Purchase Agreement, then Maker shall pay to Holder in cash the applicable amount set forth in Section 2.4 of the Asset Purchase Agreement. The preceding sentence shall survive any cancellation of this Note.

      5. Events of Default. The occurrence of any of the following shall be deemed to be an event of default (an "Event of Default") hereunder:


            (a) Maker (i) filing any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future bankruptcy, insolvency or similar statute, law or regulation (a "Filing"), (ii) filing any answer admitting or not contesting the material allegations of a petition filed against Maker in any such proceeding, (iii) seeking, consenting to or acquiescing in the appointment of any trustee, custodian, receiver or liquidator of Maker or all or any substantial part of its properties (an "Appointment") or (iv) taking any action for the purpose of any of the foregoing;

            (b) a Filing is made against Maker without its consent and is not stayed or dismissed within 90 days, or an order for an Appointment is entered;

            (c) Maker states in writing that it is insolvent or otherwise unable to pay its debts when due;

            (d) Maker defaults on the repayment of any principal or interest on any debt, loan or credit arrangements in excess of $100,000 in the aggregate to which Maker is a party; or

            (e)   Maker does not make any payment hereunder when due.

      6.    Notices.

            All notices, consents, waivers and other communications under this Note must be in writing and will be deemed to have been duly given (a) when delivered by hand (with written confirmation of receipt), (b) when sent by facsimile transmission (with written confirmation of receipt), provided it is sent prior to 5:00 p.m., California time, on a business day and otherwise on the next business day, and provided further that a copy is mailed by a nationally recognized overnight delivery service (e.g., Federal Express) or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service, in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

            (a)   If to Maker:

                  Kanisa Inc.
                  19925 Steven Creek Boulevard, Suite 150
                  Cupertino, California 95014
                  Attention:  Chief Executive Officer
                  Facsimile:  (408) 863-5800

            With a copy to:

                  Latham & Watkins LLP
                  135 Commonwealth Drive
                  Menlo Park, California 94025
                  Attention:  Robert A. Koenig
                  Facsimile:  (650) 463-2600

            (b)   If to Holder:

                  Ask Jeeves, Inc.
                  5858 Horton Street
                  Emeryville, California 94608
                  Attention:  Brett Robertson, General Counsel
                  Facsimile:  (510) 985-7410

                  With a copy to:

                  O'Melveny & Myers LLP
                  990 Marsh Road
                  Menlo Park, California 94025
                  Attention:  Karen Dreyfus
                  Facsimile:  (650) 473-2601

      7.    Collection Costs; Waivers.

            If any default occurs in any payment due under this Note, Maker promises to pay all reasonable costs and expenses, including reasonable attorneys' fees and costs, incurred by Holder hereof to enforce this Note or in otherwise collecting or attempting to collect the indebtedness under this Note and hereby waives the right to plead any and all statutes of limitation as a defense to a demand hereunder to the full extent permitted by applicable law. None of the provisions hereof and none of Holder's rights or remedies hereunder on account of any past or future defaults shall be deemed to have been waived by Holder's acceptance of any past due payment or by any indulgence granted by Holder to Maker. Maker hereby waives presentment, demand, protest and notice thereof or of dishonor, and agrees that this Note is full recourse and that, accordingly, it shall remain liable for all amounts due hereunder notwithstanding any extension of time or change in the terms of payment of this Note granted by Holder hereof or any delay or failure by Holder hereof to exercise any rights under this Note.

      8.    Headings.

            Headings used in this Note are inserted for convenience only and shall not be deemed to constitute a part hereof.

      9.    Governing Law.

            THIS NOTE IS AND SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS.

      10.   Amendments.

            This Note may not be modified or changed except by written instrument signed by each of the parties hereto which expressly states the intention of the parties to modify or change this Note.

      11.   Waiver of Jury Trial.

            MAKER AND HOLDER EACH WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF THIS NOTE. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Note, including, without limitation, contract claims, tort claims and all other common law and statutory claims. This waiver is irrevocable, meaning that it may not be modified either orally or in writing, and this waiver shall apply to any subsequent amendments, supplements or other modifications to this Note or to any other document or agreement relating to the transactions contemplated by this Note.

      12.   Negotiation of Note.

            EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED BY INDEPENDENT COUNSEL OF ITS CHOICE, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT COUNSEL OF ITS OWN CHOOSING, AND THAT TO THE EXTENT, IF ANY, THAT IT DESIRED, EACH PARTY HERETO AVAILED ITSELF OF THIS RIGHT AND OPPORTUNITY THROUGHOUT ALL NEGOTIATIONS THAT HAVE PRECEDED THE EXECUTION OF THIS NOTE, AND THAT IT HAS EXECUTED THE SAME WITH THE CONSENT AND UPON THE ADVICE OF SAID INDEPENDENT COUNSEL. EACH PARTY HERETO AND ITS COUNSEL COOPERATED IN THE DRAFTING AND PREPARATION OF THIS NOTE AND THE DOCUMENTS REFERRED TO HEREIN, AND ANY AND ALL DRAFTS RELATING THERETO SHALL BE DEEMED THE WORK PRODUCT OF THE PARTIES AND MAY NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF ITS PREPARATION. ACCORDINGLY, ANY RULE OF LAW, OR ANY LEGAL DECISION THAT WOULD REQUIRE INTERPRETATION OF ANY AMBIGUITIES IN THIS NOTE AGAINST THE PARTY THAT DRAFTED IT, IS OF NO APPLICATION AND IS HEREBY EXPRESSLY WAIVED. THE PROVISIONS OF THIS NOTE SHALL BE INTERPRETED IN A REASONABLE MANNER TO EFFECT THE INTENTIONS OF THE PARTIES AND THIS NOTE.

                            (Signature page follows)

            IN WITNESS WHEREOF, this Promissory Note has been duly executed as of the first date set forth above.



                                          KANISA INC.




                                          By:
                                             ---------------------------------
                                                Authorized Signatory

Acknowledged and Agreed to:


ASK JEEVES, INC.




By:
   ---------------------------------
      Authorized Signatory

                                    EXHIBIT A



Date                       Amount              Aggregate Principal
----                       ------              -------------------
_____, 2003    $[750,000 less Purchase Price    $[750,000 less Purchase Price
                       Adjustment]                       Adjustment]